As Filed with the Securities and Exchange Commission on May 14, 2009
Registration No. 333-151807
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PSM HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	6162	90-0332127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1112 N. Main Street
Roswell, New Mexico 88201
 (575) 624-4170
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey R. Smith, President
1112 N. Main Street
Roswell, New Mexico 88201
 (575) 624-4170
(Name, address, including zip code, and telephone number
including area code, of agents for service)

Copies to:
Ronald N. Vance, P.C.
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095
(801) 446-8802
(801) 446-8803 (fax)
ron@vancelaw.us

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	1,033,100	$1.85	$1,911,235	$107

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee. The selling stockholders will offer to sell the shares of common stock covered by this prospectus at $1.85 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at prices determined at the time of sale by the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted

PSM Holdings, Inc. Corporation

1,033,100 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 1,033,100 shares of our common stock.  The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale on the Pink Sheets or other over-the-counter market, in isolated transactions, or in a combination of such methods of sale.  The selling shareholders will set a price of $1.85 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.    There will be no underwriter’s discounts or commissions, except for the charges to a selling stockholder for sales through a broker-dealer.  All net proceeds from a sale will go to the selling stockholder and not to us.  We will pay the expenses of registering these shares.

Our common stock is currently quoted on the Pink Sheets under the symbol “PSMH.”  On May 12, 2009, the closing bid price as so reported was $1.90 per share.

Investing in our stock involves risks.  You should carefully consider the Risk Factors beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2009

TABLE OF CONTENTS

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

ii

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

PSM Holdings, Inc.

We conduct all of our business operations through our wholly owned subsidiary, PrimeSource Mortgage, Inc., which we acquired in May 2005.  Since 1991, PrimeSource Mortgage has been engaged in the mortgage brokerage business and since 2008 has also conducted business as a mortgage banker.  PrimeSource generates revenues through mortgage brokerage services by originating mortgage loans that are funded directly by third parties selected by us from over fifty institutional and private lenders.  It also generates revenues through mortgage banking services with mortgage loans originated and funded by us through a warehouse line of credit.  These loans are immediately sold to third parties.  We have a number of independently owned branch offices from which we derive revenue based on a percentage of commissions generated on loans originated by these branch offices.  We make available to these branch offices our institutional and private lenders for the mortgage brokerage business and our warehouse line of credit for the mortgage banking business.  We are licensed as a mortgage brokerage and banking firm in 21 states and we currently operate in the southwest, primarily in the states of New Mexico, Oklahoma, and Texas.

On April 14, 2006, we entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“Nationwide”), a Texas based company engaged in the business of marketing real property for sale by owners and others.  In the course of its business, Nationwide operates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property.  The license agreement permits us exclusive use of the database which we use to generate leads for the origination of mortgage applications for submission to us.  We also plan to establish a national processing center in the future to expand nationally the collection, organization and tracking of sales leads obtained from the database.

Through this prospectus certain selling stockholders are offering up to 1,033,100 shares of our common stock.  Approximately 200,000 of these shares were purchased at $2.50 per share in the non-public offering sold between July and August 2006.  The company also issued 1,500 shares for services rendered in 1998 which are included in this prospectus.  The remaining shares being sold in this prospectus were purchased in private transactions from shareholders of the company at prices ranging from $0.50 per share to $3.00 per share from September 2006 through March of 2008.

Our principal executive offices are located at 1112 N. Main Street, Roswell, New Mexico 88201.  Our telephone number is (575) 624-4170.  Our Internet address is www.wewalkyouhome.com ..  The information on our Internet website is not incorporated by reference in this prospectus.

The Offering

Common stock offered by selling stockholders:	Up to 1,033,100 outstanding shares of common stock.

Common stock outstanding:	12,912,367

Use of proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Pink Sheets trading symbol:	PSMH

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Related to Our Company and its Business:

We experienced a net loss for the years ended June 30, 2008 and 2007, and for the six months ended December 31, 2008.  If we are unable to secure funding to meet our future cash flow requirements, we may not be able to continue our business.

During the year ended June 30, 2007, we experienced a net loss of $(958,234) and during the year ended June 30, 2008, we experienced a net loss of $(409,140).  During the six months ended December 31, 2008, we experienced a net loss of $(186,160).  In the past our management or persons associated with management have provided funds necessary to meet our cash flow requirements.  Our President, Jeffrey R. Smith, has provided a revolving line of credit in the maximum amount of $120,000, which has been fully used by us.  We do not have any other written agreement or arrangement with Mr. Smith or others to furnish operating funds if we continue to experience negative cash flow in the future.  We have also sold shares of our common stock in the past to provide operating funds and we may seek equity funding to meet any operating shortfall in the future, but we currently have no commitments for such funding.  If we are unable to secure funding to meet our cash flow requirements in the future until we reach a cash positive operating stage, we may not be able to continue our business.

The continued downturn in the economy or a material increase in interest rates could indirectly have a material negative impact on our business operations.

We are dependent upon the commissions from the mortgage loans placed by us and our branch offices to generate revenue for our company.  If the current economy remains in recession for a significant period of time, or if it evolves into a depression, fewer acquisitions of real estate would likely occur and fewer refinancings would take place.  This would result in our revenues being materially reduced.  Likewise, if mortgage interest rates increase significantly, the number of persons who purchase or refinance homes could decline, which would also affect our ability to generate commissions.  Also, two of the lenders used by us, Bank America and IndyMac, have recently discontinued providing mortgage loans.   If because of the economic downturn or otherwise a significant number of borrowers default on their mortgage loans, additional lenders could discontinue providing mortgage loans which would make it more difficult to qualify customers or would reduce the number of loans we could place, either of which would result in reduced revenue for us.

If we originate and fund a mortgage loan using our warehouse line of credit and are unable to resell the loan to a third party for any reason, we would significantly reduce our ability to use the line of credit for future loans and we would have significantly greater risk exposure if the loan fails.

            Approximately 40% of the loans currently originated by us are funded through our warehouse line of credit.  Until we sell these loans to third party mortgage lenders, we are at risk of loss for the loans if they default for any reason.  If we fail to adequately qualify the borrower to assure his ability to repay the loan, and should we be unable to sell this loan to a third party lender, and should the borrower default on the loan, we would be at risk for the entire amount of the loan.  This would result in significant losses and reduced earnings to us and could result in the failure of the company.  In addition, if we are unable to sell the loan to a third party, the amount of our line of credit would be reduced, perhaps to the level that our use of the line of credit would be unavailable.

We are in competition with a number of local, regional, and national mortgage brokerage firms.

The mortgage brokerage business is highly competitive.  In the geographic areas in which we and our branch offices operate, we compete with a number of locally owned mortgage brokerage firms, as well as regional firms such as First Advantage Mortgage, and national firms such as Bank America Mortgage.  Some of these competitors have longer operating histories and greater financial, technical, sales and marketing resources than do we.  In addition, we also face competition from potential new entrants into the market who may develop innovative technologies or business models.  Competitive pressures with these entities may result in reductions in the amount of commissions charged, reduced operating margins, or loss of market share, any one of which could seriously harm our business.

If the leads generated by Nationwide By Owner, Inc. should cease or be significantly reduced, or if Nationwide By Owner should cease operations, the costs of generating leads would significantly increase and would materially affect the revenue generated from this portion of our business.

Nationwide By Owner is a lead generating source which derives its leads from individuals in approximately 16 states either selling their homes personally rather than through a real estate agent or through real estate agents which have relationships with our branch offices.  We have an exclusive agreement with Nationwide By Owner to use these leads to generate potential mortgage brokerage clients.  Approximately 7% of the loans originated by us and our branch offices are attributable to leads generated by Nationwide By Owner.  Should Nationwide By Owner close or no longer be associated with our company, the leads generated by this source would not be available to us and our branch owners, which could adversely affect the number of loans processed and the amount of revenue generated.

In connection with our exclusive agreement for leads generated by Nationwide By Owner, we are in competition with existing and well-established firms which currently generate leads for mortgage brokers and others, which means that it will be difficult to obtain a market share in this segment of the industry.

Allied Mortgage Capital Corp. is a privately held company which has approximately 2,000 branch offices nationwide which use a third party vendor known as “The Yellow Sign” to generate mortgage brokerage leads.  Many of these branch offices are in the geographic regions in which we operate.  Until we are able to increase the number of branch offices and the number of leads generated by Nationwide, it is unlikely that we will obtain a material market share.  This and other companies in the business of generating leads for mortgage brokers have been in existence far longer than Nationwide By Owner, thus making it more difficult to obtain a portion of the market share from them.  In the event that Nationwide By Owner is unable to compete successfully with these other companies, it may not be able to provide us with sufficient leads to generate adequate revenues to remain in business

Due to pending changes in regulations related to the mortgage brokerage industry, management has moved into the mortgage banking arena by funding some of the mortgage loans on a warehouse line of credit made available to the company.  We would be primarily liable for if these loans fail.

Because of the recent credit crises and failure of financial institutions, state and federal regulators are contemplating various regulations to prevent future problems in this industry, including more stringent regulation of the mortgage brokerage industry.  These include possibly increasing borrower qualification standards and loan to value qualification standards which would reduce the pool of potential mortgage borrowers.  In response to possible regulatory changes and to increase the potential pool of borrowers, in August 2008 we secured a warehouse line of credit which permits us to fund some of the loans originated by us.  This entry into a new segment of this industry is subject to risks not presently contemplated by management, including the failure to adequately screen loan applicants or the inability to sell these loans to third party lenders.  The realization of any of these risks could have a material negative effect on our business.

In order to raise capital, we have issued shares of stock in each of the last two years and will likely continue to do so in the future, which will dilute shareholder ownership in our company.

In the last two fiscal years ended June 30, 2008 and 2007, and during the six months ended December 31, 2008, we have issued a total of 416,495 shares of our common stock to raise capital for the company or to satisfy outstanding obligations which we did not have the cash to pay.  During this period we also issued a total of 60,120 shares to branch owners as a part of the compensation paid to them.  In each instance the issuance of these shares reduced the percentage ownership of the existing shareholders.  Management anticipates that in the future the company will continue to issue shares of its common stock to raise operating funds or satisfy obligations.  While it is impossible to determine the number of shares to be issued in the future, it is possible that the number of shares issued could significantly dilute the share ownership of the existing shareholders.

Our President has continued to satisfy our requirement to issue shares required as payment of part of the commissions earned by our branch offices.  If he ceases to satisfy this obligation on our behalf, the number of shares issuable as part of the branch owner commissions would dilute the shareholder ownership in our company.

Our commission arrangements with our branch owners require us to pay a percentage of the commissions earned by the branch owners in our common stock.  Mr. Smith has transferred 331,900 of his personal shares to the branch owners in connection with commissions payable for the years ended June 30, 2008 and 2007 and for the six months ended December 31, 2008.  In addition, he forgave the offsetting obligation of the company to him for satisfying this obligation.  Mr. Smith is not under any contractual obligation to satisfy this stock requirement using his personal shares.  At the time we recommence issuing shares of our common stock to the branch owners directly from the authorized but unissued common shares, without any corresponding cancellation of shares by Mr. Smith, the issuance of these shares will further dilute the percentage stock ownership of the existing shareholders.

We have continued to lose branch offices from our network which has resulted in the loss of revenue.  The continued or increased loss of branch offices could materially affect our ability to continue our business model.

In the year ended June 30, 2007, we lost five branch offices from our network; in the year ended June 30, 2008, we lost six branch offices; and in the current fiscal year through April 22, 2009, we have lost three branch offices.  In all but one of these instances, these branch offices left the network as a result of ceasing operations in the industry because of the current weak economy or the inability to close a sufficient number of loans to justify remaining in business.  If the economy does not recover, or if it continues to weaken, we may lose additional branch offices which would result in reduced revenues generated for us.  If a significant number of branch offices close or leave the network, we would not have sufficient funds to remain in business.

Risks Related to Our Common Stock:

Because our shares are designated as Penny Stock, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock.  The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are defined generally as non-NASDAQ equity securities with a price of less than $5.00 per share; that are not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares.  Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market.  These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our articles of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders.  If the board causes any preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.  The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock.  Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock.  In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.  We have no current plans to issue any shares of preferred stock.

We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends since inception.  We do not anticipate paying any cash dividends in the foreseeable future.  As a result, our investors will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by these investors.

The public trading market for our common stock is a volatile one and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the Pink Sheets.  The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations and other factors, such as our ability to implement our business plan pertaining to the Nationwide By Owner operations, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock.  In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ or other exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges.  Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers.  We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread.  These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers.  Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale.  For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks.

The sale of shares by the selling stockholders at prices below market value could cause the market price of our stock to decline.

Once our shares are quoted on the OTC Bulletin Board, our selling shareholders may sell their shares at negotiated prices with institutional or other investors, which could include selling shares at prices below market value.  The sale of a significant number of shares at below market prices could negatively impact our trading market and result in a fall in the market prices of our stock.

There may be conflicts of interest between our legal counsel and our company because of the ownership of shares of our company by him.

The attorney who prepared the registration statement of which this prospectus is a part is also a shareholder which creates the potential for a conflict of interest in his representation of our company.  He owns 34,400 shares of our common stock which represents less than 1% of the outstanding shares.  Conflicts of interest create the risk that he may have an incentive to act adversely to the interests of the company, especially where he would have a pecuniary interest in selling his shares in the future.  Further, our attorney’s pecuniary interest may at some point compromise his fiduciary duty to our company, in which event he would likely resign and we would be required to retain new counsel.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is not currently quoted or traded on an established public trading market.  Our common stock has been quoted on the Pink Sheets, a centralized quotation service which collects and publishes market maker quotes for over-the-counter securities, under the symbol “PSMH” since October 10, 2005.  The table below sets forth for the periods indicated the range of the high and low bid or trading information as reported by a brokerage firm and/or as reported on the Internet.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED	First	$5.10	$3.50
JUNE 30, 2007	Second	$4.50	$3.50
	Third	$4.00	$1.55
	Fourth	$2.60	$1.50

FISCAL YEAR ENDED	First	$2.90	$1.80
JUNE 30, 2008	Second	$2.50	$1.20
	Third	$1.35	$0.51
	Fourth	$0.87	$0.82

FISCAL YEAR ENDING	First	$0.75	$0.64
JUNE 30, 2009	Second	$0.74	$0.62
	Third	$1.43	$1.30

At May 12, 2009, the bid and ask prices of the common stock were $1.60 and $1.90, respectively, as reported by Pink OTC Markets Inc.

At May 12, 2009, we had outstanding no options, warrants to purchase, or other instruments convertible into our common stock.  We also had no shares eligible for resale under Rule 144 of the Securities Act.  We have granted registration rights only to the selling stockholders herein and a party owning 157,895 shares which we have agreed to register.  We have not proposed to publicly offer any shares of our common stock in a primary offering.

Availability of Rule 144

Rule 144 was adopted by the SEC to provide shareholders a safe harbor which, if followed, would allow shareholders an opportunity to publicly resell restricted or control securities without registration.  However, Paragraph (i) of Rule 144 states that the provisions of the rule are not available for the resale of securities initially issued by a shell company, or a company which at the time of issuance had ever been a shell company, until certain conditions are met.  These conditions include the following: the issuer had ceased to be a shell company; it is subject to the reporting requirements of the Exchange Act; it has filed all reports and other materials required during the last 12 months, or for a shorter period it was required to file the reports; it has filed “Form 10 information;” and one year has elapsed from the date the “Form 10 information” was filed.  As a former shell company, our shareholders will not be able to rely on Rule 144 until at least one year from the filing date of the registration statement of which this prospectus is a part, except for shareholders owning shares which were issued by us prior to the time we first became a shell company.

Holders

At April 13, 2009, we had approximately 410 holders of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  We have appointed Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, Utah 84070, to act as the transfer agent of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of the most recent fiscal year ended June 30, 2008, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	0	—	2,663,287	(1)
Equity compensation plans not approved by security holders	0	—	0
Total	0	—	2,663,287

(1)
Our 2002 Stock Option/Stock Issuance Plan authorizes the granting of up to 3,000,000 shares, either as stock options or restricted stock grants.  As of April 16, 2009, we had granted a total of 372,013 shares and no options under the plan.  Of the total shares issued under the plan, 54,300 were cancelled, leaving a total of 2,682,287 available for future issuance.

On January 30, 2002, the Board of Directors and the shareholders adopted the 2002 Stock Option/Stock Issuance Plan.  The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The plan is administered by the Board of Directors.  The persons eligible to participate in the plan are as follows:  (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries.  Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until January 31, 2010, whichever is earlier.  The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future.  Forward-looking statements include statements about the future of operations involving the mortgage brokerage business, statements about our future business plans and strategies, and most other statements that are not historical in nature.  In this report forward-looking statements are generally identified by the words “anticipate,” “plan,” “intend,” “believe,” “expect,” “estimate,” and the like.  Although management believes that any forward-looking statements it makes in this document are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.  For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include the following:

•	changes in our business strategies;
•	a further decline in the economy, especially the housing market;
•	loss of or significant reduction in our warehouse line of credit;
•	the loss of branch offices from our network; and
•	failure to successfully market our services.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

The risk factors discussed in “Risk Factors” could cause our results to differ materially from those expressed in forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and analysis of Financial Condition and Results of Operations analyzes the major elements of our balance sheets and statements of income.  This section should be read in conjunction with our consolidated financial statements and accompanying notes and other detailed information included in this prospectus.

Overview

Since 1991, PrimeSource Mortgage, Inc., our wholly owned subsidiary acquired in May 2005, has been engaged in the mortgage brokerage business.  In the fall of 2008 it also commenced operations as a mortgage banking firm using a $1,000,000 warehouse line of credit secured from CBB, Inc.  We generate revenues by originating mortgage loans that are either funded by third parties selected by us from over fifty institutional and private lenders or funded by us through our warehouse line of credit and promptly sold to these lenders.  Two banking institutions with which we had previously placed mortgage loans have closed their wholesale lending departments.  Bank America and IndyMac were two of our third party sources that have ceased doing business with mortgage broker operations. We also generate a limited amount of revenue from fees charged to new branch offices for joining our network.  We have a number of independently owned branch offices from which we derive revenue based on a percentage of commissions generated on loans originated by these branch offices.  We make both our third party lenders and our warehouse line of credit available to our branch owners in order to assist them in originating and closing new loans thereby generating commission revenue for us.  From time to time management has been engaged in preliminary discussions with a potential merger candidate in this industry.  However, no letter of intent or other document has been prepared in connection with these preliminary discussions.  There are currently no agreements or arrangements with respect to any merger or similar transaction.

At the present time we have no record of how many mortgage loan applications are received.  Each branch office maintains its own record-keeping system for applications and whether to retain this information or not.  However, for the first quarter of 2009, we closed 204 loans.  This was comprised of only 50 loans in January, then 81 and 73 in February and March, respectively.  We experienced a 25% increase in April of 2009, with 100 loans closed and revenues up approximately 30%.  The previous calendar quarter ended December 31, 2008, reflected 191 loans with 89 loans closed in October but with 52 and 50 loans closed in November and December, respectively.  The first quarter of the current fiscal year ending showed 238 loans with fairly equal month ends of 89 in July, 72 in August, and 77 in September.

The sources for the loan applications are fairly diverse, but the majority are generated from friends and the previous client base at each of the branch offices comprising approximately 75% of total loans.  Realtor referrals only comprise approximately 15%.  Approximately 10% come from other advertising and marketing efforts.

The branches are compensated by receiving an 80% percent of the commission earned on each loan they originate in cash and 10% in stock of the company.  The percentage paid to the branch remains the same on all loans originated by the branch.  Branches do not receive a greater percentage as their production increases.  An increase in branch production increases our revenue.   Increases in production through adding branches or increasing the production of existing branches increase the revenue of our company.  Our company continues to recruit new branches and work with existing branches to increase their production.  Management believes that the cost to service new branches will not increase greatly over current costs to service existing branches.  We retain approximately 10% of the commissions on loans generated by our branch offices.

We have failed to generate a profit for the fiscal years ended June 30, 2008 and 2007, or for the six month period ended December 31, 2008.

Operating expenses consist primarily of commissions paid to independent brokers on mortgage loans generated by us or our branch offices, development costs associated with adding new branch offices and servicing existing branch offices, and the costs of putting on our annual convention.  The annual convention provides training for branch owners and markets our company to potential branch owners that attend.  Overhead expenses include wages, rent of office space, and professional and legal fees.  Audit and accounting fees, which are included in legal and professional fees, have increased since the company became a public company.  Licensing costs to conduct business in each state are included in taxes and licenses.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make estimates and judgments. See Note 1 to our consolidated financial statements, “Summary of Significant Accounting Policies.”  We believe that the following paragraphs reflect accounting policies that currently affect our financial condition and results of operations:

Principles of Consolidation.  The consolidated financial statements include the accounts of PSM Holdings, Inc and its wholly owned subsidiary, PrimeSource Mortgage, Inc.  All material intercompany transactions have been eliminated in consolidation.

Use of Estimates.  Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets, liabilities, revenue, and expenses.  Accordingly actual results could differ from those estimates.

Investments in Marketable Securities.  Investments consist of equity securities categorized as available for sale.  The securities are recognized at fair value with unrealized holding gains and losses included as other comprehensive income and reported as a net amount in a separate component of stockholders’ equity until realized.

Share Based Payment Plan.  Under the 2002 Stock Option/Stock Issuance Plan we can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to us by the awardees.  The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance.  We use the fair value method to account for employee stock compensation costs and to account for share based payments to non-employees.

Six Months Ended December 31, 2008, Compared to the Six Months Ended December 31, 2007

Results of Operations

Revenues  Total revenues increased approximately 27%, or $351,125 for the six months ended December 31, 2008, as compared to the same period in the prior year (the “comparable prior year period”).  Revenues for the six months ended December 31, 2007 were negatively affected by the loss of five top producing branches during the year ended June 30, 2007.  The increase in revenue during the six months ended December 31, 2008, is attributable primarily to a net increase in branches.  Some of the existing branches also increased their production during this time period.  Management believes that adding strong, producing branches is a viable way to continue to increase revenues.

Operating Expenses  Total operating expenses increased approximately 18%, or $274,903 for the six months ended December 31, 2008, as compared to the comparable prior year period.  This overall increase was primarily due to an increase in commissions paid of $477,317 in the six months ended December 31, 2008, as compared to the comparable prior year period.  The increase in commissions was due to an increase in revenue and commissions paid to the Roswell branch in the period ended December 31, 2008, that were not paid in the prior period.  During the six months ended December 31, 2007 the Roswell branch was owned and operated by the company.  The branch revenue was included in revenue but no commissions were paid to the Roswell branch when it was owned by the company.  Wages decreased by $102,209 between the two periods due to the change in ownership of the Roswell branch.  Expenses for appraisal and advertising decreased because they are primarily branch operation expenses.  Interest expense decreased between the two periods due to a decrease in credit card balances.  Interest expense will fluctuate accordingly.

Liquidity and Capital Resources

Operating Activities  We experienced a net loss from operations of $(186,160) for the six months ended December 31, 2008, as compared to a net loss from operations of $(260,346) for the comparable period.  The losses were attributable to the loss of five top producing branches.  The decrease in the loss between the two periods is the result of an increase in branches as the company continues to recover from the loss of the branches.  Management believes that the company can become profitable from the increased revenue that will be achieved by adding additional branches.

Financing Activities  Cash flows from financing activities have supported our liquidity needs since the company has not been profitable.     Cash flows from financing activities included an inflow of $120,000 from the issuance of stock to our President during the six months ended December 31, 2007.  During the six months ended December 31, 2008 the President contributed $145,000 in capital and advanced $20,000 on the line of credit we have with the President.  The President has supported our operations with cash but is not obligated to do so.

Year Ended June 30, 2008 Compared to Year Ended June 30, 2007

Results of Operations

Revenues  Total revenues increased approximately 7%, or $175,752 for the year ended June 30, 2008, as compared to the same period in the prior year.  Revenues for the year ended June 30, 2007 were negatively affected by the loss of five top producing branches during the year ended June 30, 2007.  The increase in revenue during the year ended June 30, 2008, is attributable primarily to a net increase in branches.  Some of the existing branches also increased their production during this time period.  Management believes that adding strong, producing branches is a viable way to continue to increase revenues.

Operating Expenses  Total operating expenses decreased approximately 13%, or $442,715 for the year ended June 30, 2008, as compared to the prior year.  This overall decrease was primarily due to a decrease in commissions paid of $127,209 and a decrease in branch development costs of $182,262 between the two years.  The decrease in branch development costs was due to a greater amount spent to bring in new branches during the year ended June 30, 2007.  An emphasis was placed on adding branches to replace the five branches that left the network during the year ended June 30, 2007.  Legal and professional fees decreased by $59,198 as the initial costs associated with going public subsided.  Future operating expenses are expected to decrease since the Roswell branch became independently owned on March 1, 2008.  The net loss of the Roswell branch is shown as a loss from a discontinued operation for the two years presented.

Liquidity and Capital Resources

Operating Activities  We experienced a net loss of $(409,140) for the year ended June 30, 2008, as compared to a net loss from operations of $(958,234) for the comparable year.  The losses were attributable to the loss of five top producing branches.  The decrease in the loss between the two periods is the result of an increase in branches.  Management believes that the company can become profitable from the increased revenue that will be achieved by adding additional branches.

Financing Activities Cash flows from financing activities have supported our liquidity needs since we have not been profitable.  Cash flows from financing activities included an inflow of $900,000 from the issuance of stock during the year ended June 30, 2007.  Cash flows from financing activities included an inflow of $120,000 from the issuance of stock to our President during the year ended June 30, 2008.  During the year ended June 30, 2008, our President advanced $80,000 to us on the line of credit established by the President for our operations.  The Chairman of the Board also contributed $9,700 in capital to the company during the year ended June 30, 2008.  The President and the Chairman have supported our operations with cash but are not obligated to do so.

We do not currently have material commitments for capital expenditures and do not anticipate entering into any such commitments during the next twelve months.

Off-Balance Sheet Arrangements

We do not have any significant off- balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS AND PROPERTIES

 Historical Information

PSM Holdings, Inc. was originally incorporated under the laws of the State of Utah on March 12, 1987, with the name “Durban Enterprises, Inc.”  On July 31, 2001, the shareholders approved a change of domicile of the company to the State of Nevada and changed the name of the company to “Durban Holdings, Inc.”  Effective August 17, 2001, the Utah corporation merged into a Nevada corporation incorporated on July 19, 2001, for the sole purpose of changing the domicile of the Utah company.  On May 18, 2005, the name of our company was changed to “PSM Holdings, Inc.”  We have a single wholly owned operating subsidiary, PrimeSource Mortgage, Inc.; our parent company acts as a holding company for the shares of this subsidiary and has no other business operations.

On April 13, 2005, we entered into an acquisition agreement with PrimeSource Mortgage, Inc., a Texas corporation, and its shareholders, whereby these shareholders agreed to exchange all of their shares in their company for 10,250,000 shares of common stock of our company.  At the time of the transaction we were a shell company.  The closing of the agreement was held on May 18, 2005, and we issued 10,250,000 shares pro rata to the shareholders of PrimeSource Mortgage, Inc., which included 5,000,000 shares to Ron Hanna, 2,500,000 shares to Jeffrey R. Smith, and 2,500,000 shares to Cindy L. Smith, the wife of Jeffrey R. Smith.  Also in connection with the closing, Ron Hanna and Jeffrey R. Smith, controlling shareholders of PrimeSource Mortgage, Inc., were appointed to our board of directors and the former sole officer and director of our company resigned.  The closing of this transaction resulted in a change of control of our company from Howard M. Oveson, the controlling shareholder prior to closing, to Ron Hanna and Jeffrey R. Smith, who beneficially owned approximately 90% of the outstanding stock at closing.  As a result of the closing PrimeSource Mortgage, Inc. became a wholly owned subsidiary of our company.

Prior to June 30, 2005, our fiscal year end was January 31st.  Following the acquisition of Prime Source Mortgage, we changed our fiscal year-end to June 30th to match the year-end of our operating subsidiary.

Since our inception in 1987 the following forward and reverse splits of our outstanding shares have been taken which affect our outstanding shares:
•	During the fiscal year ended January 31, 1988, the shareholders authorized a forward stock split of all the outstanding shares at the rate of ten shares for each one outstanding share.
•	In May 1990 we authorized a reverse stock split on the basis of one share for each ten shares outstanding.
•
Effective July 31, 2001, our outstanding shares of common stock were reverse split at the rate of one-for-ten, which means that each ten shares outstanding prior to the reverse split became one share thereafter.  Immediately prior to this reverse stock split there were 3,085,553 shares of common stock outstanding, which were reduced to approximately 308,551 shares as a result of the reverse stock split.

•
Effective March 18, 2005, shareholders of our company owning a majority of the outstanding shares approved a forward split of the outstanding shares of our common stock at the rate of three-for-one, which means that each one share outstanding prior to the forward split became three shares thereafter.  Immediately prior to this forward stock split there were 308,551 shares of common stock outstanding, which were increased to 925,653 shares as a result of the forward stock split.

All references in this prospectus to the number of shares of common stock, except as otherwise indicated, have been adjusted to reflect all of the prior stock splits.

From time to time management has been engaged in preliminary discussions with a potential merger candidate in this industry.  However, no letter of intent or other document has been prepared in connection with these preliminary discussions.  There are currently no agreements or arrangements with respect to any merger or similar transaction.

Business Operations

We offer a full range of mortgage loan products, including adjustable rate mortgages, fifteen, twenty, and thirty year fixed rate loans, and balloon loans with a variety of maturities.  In addition to residential mortgage purchases, we offer refinancing, construction loans, second mortgages, debt consolidation and home equity loans.  We provide residential mortgage loans to various consumers including “prime” credit borrowers who desire conventional conforming loans and borrowers seeking jumbo loans.  We operate primarily in the southwest in New Mexico, Oklahoma, and Texas, but we intend to expand our operations throughout the United States.

Through our wholly owned subsidiary, PrimeSource Mortgage, Inc., we act as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and we solicit and receive applications for secured loans.  As a licensed mortgage broker in 21 states, we also offer mortgage banking services to originate and fund mortgage loans directly using our existing $1,000,000 warehouse line of credit.  The line of credit was established by our operating subsidiary, PrimeSource Mortgage, in August 2008 and provides for short-term funding for mortgage loans originated by our branches.  The line of credit is repaid within three to five days as the loan is sold to a third party.  We do not intend to hold and service these loans.  The line of credit can only be used to fund mortgage loans and cannot be used to provide operating funds for us.  The line of credit bears interest at 5% per annum and is secured by our assets.  Management estimates that approximately 40% of the loans are currently being closed using the line of credit.

We have also created a network of branch offices, each of which is individually owned and operated.  PrimeSource Mortgage has entered into independent network office agreements with these branch office originators who act as independent contractors to originate mortgage applications for submission to lenders under the terms and conditions provided in these agreements.  A branch owner may pay us a negotiated upfront fee of approximately $20,000 in which case we would received 10% of the commissions generated by the branch office.  Or a new branch may also choose to become one of our branches at no upfront cost, in which case we would be entitled to 50% of the commissions generated by the branch office.  In each case the branch relationship with us is exclusive and the branch offices can only generate business for our company.  As a branch office, they have access to our lender network which they can then use in their day-to-day operations and to our line of credit.  Our exclusive arrangement with the branch owners prevents them from using lenders other than ones approved by us.  We also provide them with training needed to access each lender.  We pay these branch office commissions and fees based on a split schedule accepted and agreed to by us, the respective lenders, and the branch office originators.  We return to the branch office originator a percentage of the commission and fee split in stock awards.  The network office agreements are effective for a period of 30 days and are automatically extended for 30-day periods until they are cancelled.  As of April 1, 2009, there were 31 active branches in this network of mortgage loan originators.  We are not directly involved with the day-to-day operations of any branch and are not responsible for any operating costs.  During the fiscal year ended June 30, 2007, nine new branch offices were added and five left our network or abandoned the industry altogether.  During the fiscal year ended June 30, 2008, eight new branch offices were added and six left our network or the industry.  During the current fiscal year, five new branches have been added and three have left the network.  Of those branch offices which have left our network during these periods, all but one have left the mortgage brokerage industry entirely.  The following table sets forth the numbers of branch offices added to the network and which left the network for the periods indicated:

Period	Branch Offices Added to Network	Branch Offices Leaving Network
Year ended 6/30/07	9	5
Year ended 6/30/08	8	6
Year ending 6/3/09 through 4/22/09	5	3
TOTAL	22	14

Management estimates that the average cost of establishing a new branch office is approximately $2,500 and consists of costs associated with identifying the potential branch office, conducting due diligence on the business operations of the target branch, training of branch personnel, and travel expenses.

Generation of Mortgage Loan Leads by Nationwide By Owner

Through our exclusive license with Nationwide By Owner, Inc., we obtain leads generated by Nationwide.  Nationwide derives its leads from individuals in approximately 16 states either selling their homes personally rather than through a real estate agent or through real estate agents which have relationships with our branch offices.  Nationwide markets what it calls a “smart sign” which contains a toll-free number for potential buyers to obtain more information about the home.  Nationwide is able to retrieve and record the telephone number of the person seeking information and listening to an audio tour of the home.  The caller may also leave a message for the home owner, he or she can be forwarded directly to the owner’s telephone, or the party can leave a fax number for detailed information on the home.  Nationwide collects the caller information through a proprietary call-capture system and maintains this information on a database.  Nationwide does not hold a patent on its database for generating leads.  It is currently marketing the sign directly in over 16 states, including the states in which we operate, and is negotiating with a marketing company and a retail outlet to increase the use of the smart sign nationwide.  Approximately 7% of the loans closed by us are originated from leads generated by Nationwide By Owner.

Through our licensing agreement with Nationwide, we have direct access to the database of potential home buyers which permits us to contact these persons directly and offer our mortgage brokerage services.  The Nationwide database also includes leads generated by persons visiting its website.

If Nationwide is successful in securing an agreement or arrangement to market its smart signs through a national marketing company or a national retail distributor, we intend to create a national processing center to process the leads from these signs.  The processing center would be staffed by persons who could follow-up on these leads for our branch owners.  We have prepared preliminary operating plans for the national processing center and, depending upon the national marketing company, if any, engaged by Nationwide and the number of leads generated thereby, we estimate that the cost to create and staff the facility and one month’s operating expenses would be approximately $200,000.  We currently have no source for the funds necessary to create the national processing center and would likely attempt to raise the necessary funds in an equity offering through the sale of our common stock, but implementation of these plans will be dependent upon the successful completion of the negotiations of Nationwide for national marketing of its smart signs over which we have no control.

License Agreement with Nationwide

On April 14, 2006, we entered into our license agreement with Nationwide By Owner, Inc., a Texas corporation with offices in Fort Worth, Texas.  The license grants us the exclusive right to leads generated by Nationwide’s proprietary software which generates contact and other information of potential mortgage loan clients.  Nationwide began developing this technology in early 2001 and sold it to various mortgage lenders as a service.  A few years later they began providing the technology to real estate brokers.  Nationwide currently operates primarily in the states of Texas, New Mexico, Oklahoma, Nebraska, Iowa, Washington, and Colorado and generates leads for us in the states in which we presently operate.

The term of the agreement is for an initial period of five years and is automatically renewable for three successive three-year periods and thereafter for successive one-year terms, unless either party notifies the other of its intent not to renew the agreement prior to the third automatic renewal term.  The agreement is also terminable by either party for breach by the other party or change of control of the other party.

The license agreement grants to us the exclusive license to use Nationwide’s sales lead database for the purpose of developing a national processing center to originate and broker real estate mortgage loans.  The license agreement also grants us the right to sell the Nationwide “for sale by owner” signs at the market price for the signs.  We do not have the right to assign or sublicense rights to any other party.  Pursuant to the license agreement, we paid $150,000 and issued 150,000 shares of our common stock to Nationwide and its owners for this license.

The license agreement also obligates us to create a national processing center for the collection, organization and tracking of the sales leads database generated by Nationwide.  The center remains in the planning stage.  We have been completing the necessary steps required prior to the opening of the national processing center, including licensing, and completion of infrastructure.  The individuals to be hired have been identified.  We anticipate opening the national processing center in 2010, provided we are able to raise the necessary funding.

For each loan closed and processed through the national processing center, we are obligated to pay a flat fee to Nationwide.  We are also obligated to pay a year-end bonus to Nationwide in cash or in our common stock based on the annual net profit attributable to the national processing center for each year.  The initial amount of bonus will be based upon 15% of the annual gross profit of the national processing center, less the expenses directly related to operating the center.

In the original agreement we agreed with Nationwide that by April 14, 2007, we would be licensed as a mortgage brokerage firm in at least 35 states and that we would use our best efforts to obtain licenses in all fifty states not later than October 14, 2007.  On March 1, 2007, we mutually amended the agreement to remove these licensing compliance dates and agreed to proceed with diligence to continue to become licensed in all 50 states or those in which Nationwide requests we become licensed.  We are currently licensed in 21 states.

Nationwide has also granted us a right of first refusal to purchase the company in the event they receive an offer from another source.

The license agreement also includes mutual indemnification provisions.

On or about May 15, 2007, we loaned an aggregate of $167,000 to Nationwide for its operating expenses.  These funds were provided to Nationwide to assist it in its negotiations to secure a national marketing company or a national retail outlet to sell the smart signs created by Nationwide.  These marketing outlets would expose Nationwide to a substantial number of end-users.  Since we have the exclusive right to leads generated from these signs, management determined that it was a valid business purpose to lend the money to Nationwide to assist in this process.  This loan is evidenced by a promissory note which was originally due on May 30, 2008, which we have extended through August 30, 2009.  The note bears interest at 9.25% per annum and requires monthly payments of $1,000 beginning June 30, 2008, with a balloon payment of $96,381 due on August 30, 2009.  The note is secured by the 150,000 shares of our common stock which we issued to them in the original agreement.  Nationwide has repaid all but $98,954 of the principal amount due and on May 30, 2008, Nationwide provided a new promissory note reflecting this amount.

Competition

We compete on two levels.  First, we offer mortgage loans to the consumer via branch offices located throughout the Southwest.  These loans are brokered to our inventory of national lenders with whom we have negotiated discounts over interest rates charged borrowers outside of our network.  We pass these discounts on to our branches making them much more competitive in their local markets.

In addition, due to our marketing approach, including the trademarked “We Walk You Home” premise which emphasizes our ability to walk the customer through the myriad of documents necessary to complete the loan process, a competitive edge has been discovered in the marketplace.  Many consumers appreciate the essence of this slogan and benefit by having our representatives assist them throughout the confusing process of obtaining a mortgage loan.

Second, the organizational structure provided to our branches must compete with other forms of ownership currently being offered to independent mortgage operators.  Being part of our network provides the independent owner marketing, training, branding, and technical support assisting their office in every aspect of the mortgage operation

In connection with the leads generated by the Nationwide By Owner, Inc. website, we are in competition with a number of existing Internet mortgage brokerage firms, such as Greentree Mortgage, LendingTree, Ditech.com, LoanWeb, and many others.  In addition, many banks and credit unions offer Internet mortgage brokerage services.  Each of these firms has had more experience in the Internet mortgage brokerage industry than have we.  They may also be better funded.  We believe we can compete with these and other Internet based mortgage brokerage firms due primarily to the fact that we have an exclusive right to the leads being generated by the Nationwide website.  Our management believes that these leads make us competitive with other firms due to the proven high interest level of the consumer pursuing more information on the homes that have a “smart sign” while our competition will be required to spend marketing and advertising dollars trying to find good leads.  On the other hand, we will be able to follow up on people who are actively involved in the buying or selling of a home.  We also believe Nationwide is in direct competition with others in the smart sign business, including Allied Mortgage Capital Corp., a privately held company which has approximately 2,000 branch offices nationwide which use a third party vendor known as “The Yellow Sign” to generate mortgage brokerage leads.  We believe that if Nationwide is successful in negotiating with a national marketer of its smart sign, it will be able to gain market share against this competitor.

Government Regulations

Our mortgage services business is subject to the rules and regulations of the Department of Housing and Urban Development, Federal Housing Administration, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association and other regulatory agencies in connection with originating, processing and underwriting mortgage loans.  We are also subject to state licensing requirements.  These rules and regulations, among other things, impose licensing obligations, prohibit discrimination and establish underwriting guidelines.  Also, we are required to comply with regulatory financial requirements.

Mortgage origination activities are subject to the provisions of various federal and state statutes including the Equal Credit Opportunity Act, the Fair Housing Act, the Truth-in-Lending Act, the Fair Credit Reporting Act and the Real Estate Settlement Procedures Act.  The Equal Credit Opportunity Act and the Fair Housing Act prohibits a company from discriminating against applicants on the basis of race, color, religion, national origin, familial status, sex, age, marital status or other prohibited characteristics.

Also, we are required to disclose reasons for credit denial and other matters to applicants.  The Truth-in-Lending Act requires us to provide borrowers with uniform, understandable information about the terms and conditions of mortgage loans so they can compare credit terms.  It guarantees borrowers a three-day right to cancel certain credit transactions.  If we fail to comply with the Truth-in-Lending Act, aggrieved customers could have the right to rescind their loan transactions and to demand the return of finance charges.

The Fair Credit Reporting Act requires us to supply loan applicants who are denied credit the credit-reporting agency’s name and address.  The Real Estate Settlement Procedures Act was designed to prevent abuses in the referral of business in the real estate industry.  It prevents specific types of payments between certain providers.

We believe we are in material compliance with all government regulations applicable to our business operations.

Trademarks and Trade Names

We hold a federal service mark for the phrase “PS PrimeSource Mortgage” and a logo for the service mark.  The service mark was granted by the U.S. Patent and Trademark Office on March 7, 2000.

Facilities

 We lease approximately 3,000 square feet of office space in Roswell, New Mexico, which is used for our principal executive offices and as the operating location of PrimeSource Mortgage.  Monthly rental payments for the space are $3,000.  The lease expires on February 28, 2013.  The monthly lease payments increase by 4% on March 1st of each year.  We carry property and casualty insurance, renter’s insurance, and liability insurance covering this space.

Employees

 At April 1, 2009, we had a total of five full-time employees, including Jeff Smith, who serves as President, Jim Kunko who serves as CFO, and three staff personnel.  In addition, we have one part-time employee who provides services to our branches and Deb Erickson, one of our directors, who is a contract service provider.  If we are successful in our efforts to open the national processing center, we anticipate hiring approximately nineteen additional full-time employees for operation of the center, two of whom will be in management positions and the remainder of whom will be sales lead processors.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Current Management

The following table sets forth as of May 12, 2009, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

Name	Age	Positions	Director Since	Employment Background
Jeffrey R. Smith(1)	47	Director, President, & CEO	2005	President & CEO of PSM Holdings, Inc. since May 2005, and President & CEO of PrimeSource Mortgage, Inc. since 1998.

Ron Hanna	57	Chairman & Executive Vice-President	2005
Executive Vice-President of PSM Holdings, Inc. since May 2005.  President & CEO of Summit Resource Services, Inc. since 1998.  This company is independently owned and operated by Mr. Hanna and operated a network office of PSM from 1998 to 2006.  From 1990 until 1998 he owned and operated a private medical practice.

Kurt Gass	51	Director	2006
CFO of PSM Holdings, Inc. from August 2006 to March 1, 2008.  Corporate secretary of our company and office manager for Spectrum Consulting Co., Inc. from June 2003 to February 2008.  Corporate secretary and treasurer for Armstrong Construction Co. (ACC), Inc., from January 1986 until May 2003.  Spectrum Consulting Co. is independently owned and operated and has operated a network office of PSM from 1994 to present.  ACC is a private contracting company for which Mr. Gass worked for over 18 years.

Douglas F. Smith(1)	52	Director	2005
Employed by ConocoPhillips in the audit department since April 15, 2009; as benefits and payroll accounting director from 2007 to April 2009; fixed asset accounting director from 2002 to 2007; investment accounting and disclosures director from 2001 to 2002; and external reporting specialist from 2000 to 2001.  ConocoPhillips is a public company involved in the oil and gas industry.  The company has no relationship to our company.

Deborah E. Erickson	53	Director	2006	Co-Founder & CEO of ICAN Institute, Inc. since 1992. ICAN is a private coaching company. It provides coaching and seminars to our company and its affiliates.

James E. Kunko	45	CFO	—
CFO, secretary and treasurer of our Company and PrimeSource Mortgage, Inc since March 1, 2008.  Internal auditor and accountant for First Federal Bank, a financial institution, from September 1996 to February 2008.

(1)	Douglas F. Smith is the brother of Jeffrey R. Smith.

Each director is elected for a term of one year and until his successor is elected and qualified, except as otherwise provided in the Bylaws or required by law.  We did not hold an annual meeting of the shareholders for the fiscal year ended June 30, 2008, and we have not scheduled an annual meeting for the current year.  Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office has the power to elect such new directors for the balance of a term and until their successors are elected and qualified.

Officers are to be elected by the Board of Directors at its first meeting after every annual meeting of stockholders.  Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

Certain Relationships and Related Transactions

In connection with the transaction with Prime Source Mortgage, Inc. which closed on May 18, 2005, we issued 5,000,000 shares to Ron Hanna, 2,500,000 shares to Jeffrey R. Smith, and 2,500,000 shares to Cindy L. Smith, the wife of Jeffrey R. Smith, solely in exchange for 2,000 shares of Prime Source Mortgage, which represented 98% of the outstanding stock of the entity  The closing of this transaction resulted in a change of control of our company from Howard M. Oveson, who was the controlling person of the shell company prior to closing, to Ron Hanna and Jeffrey R. Smith, who beneficially owned approximately 90% of the outstanding stock at closing.  Mr. Oveson, who died in 2006, received approximately $90,000 for his services in connection with the reverse acquisition.

We lease our office space from Spectrum Development Co. LLC, an entity owned and controlled by Cindy Smith, a principal shareholder of our company and the wife of Jeffrey R. Smith, our President, a director, and principal shareholder.  The office space consists of approximately 3,000 square feet located in Roswell, New Mexico.  The five-year lease commenced on March 1, 2008, and annual lease payments for the space are $36,000.  The current lease superseded a prior month-to-month rental agreement which included additional space at a higher cost.  Lease and rental payments under the former and current lease were $52,250 and $40,500 for the years ended June 30, 2008 and 2007, respectively.  During the six months ended December 31, 2008, we paid $18,000 in rent to Spectrum.

On January 24, 2008, we entered into a revolving line of credit with our President, Mr. Smith, for up to $100,000 which was increased to $120,000 on January 28, 2009.  The interest rate of the loan is tied to the prime lending rate set by Citibank in New York City, minus 0.76%.  The loan is evidenced by a promissory note, the interest on which is due monthly and the principal of which is due and payable on or before January 23, 2013.  In the event any monthly interest payment is not paid within 30 days of its due date, the entire principal and interest on the note becomes immediately due and payable.  Through May 8, 2009, we had drawn down all of the line of credit.  During the years ended June 30, 2008 and 2007, and the six months ended December 31, 2008, we made interest payments to Mr. Smith of $925, $0, and $1,721, respectively.

On October 29, 2007, Messrs Smith and Hanna agreed to provide the shares from their personal stock to satisfy the payment of stock commissions to the branch owners under the company’s commission sharing plan and stock payments for services to directors and consultants under the stock option/stock issuance plan for the fiscal year ended June 30, 2008.  During the year ended June 30, 2008, Mr. Smith transferred 204,880 of his personal shares valued at $294,377 to the branch owners and forgave the resulting $294,377 liability of the company for the satisfaction of the obligation by Mr. Smith.  During the six months ended December 31, 2008, Mr. Smith transferred 188,050 of his shares to the branch owners and forgave the resulting $120,239 liability of the company to him.

Summit Resources Services, Inc., a company owned by Ron Hanna, a director, Executive Vice-President, and principal shareholder of our company, owns the Ruidoso, New Mexico, branch office.  During the years ended June 30, 2008 and 2007, and for the six months ended December 31, 2008, we paid commissions totaling $0, $4,364, and $3,889, respectively, under the branch agreement with this branch.

Effective March 1, 2008, Kurt Gass, one of our directors, acquired ownership and operation of the Roswell, New Mexico, branch from our company.  Because the branch was not profitable at the time, we did not sell the branch for any cash or property consideration; instead, Mr. Gass assumed all of the overhead costs associated with the branch which had been paid by us since July 1, 2006.  During the year ended June 30, 2008, and during the six months ended December 31, 2008, we paid commissions totaling $103,613  and $147,058, respectively, under the branch agreement with this branch.

Deborah E. Erickson, a director of our company, also provides consulting services to us and our branches through ICAN Institute, Inc., an entity controlled by her.  For the Roswell branch she has been the keynote speaker at a seminar promoting our services.  She also assists branch owners with employee matters and provides general business advice for the branches.  We have agreed to pay her a monthly fee of $5,000 per month for these services; her services are provided to the branches at no cost to them.  During the years ended June 30, 2008 and 2007, and for the six months ended December 31, 2008, we paid $59,415, $52,614, and $30,000, respectively, in cash compensation to her for these consulting services.  In addition, we granted her share compensation for the training services of 21,600 shares valued at $42,120 for the year ended June 30, 2008 and 7,200 shares valued at $36,525 for the year ended June 30, 2007.  We have entered into negotiations for a new contract with Ms. Erickson and may cancel our consulting arrangement with her at any time.

During the year ended June 30, 2007, we loaned $20,000 to Ms. Erickson and received a promissory note dated October 25, 2006, from her for the loaned funds.  The loan bore interest at 8.25% per annum and was due in October 2009.  The loan was repaid on May 13, 2008, through the return to treasury of 21,600 shares owned by Ms. Erickson.  At the time the loan was repaid, the amount of principal and interest due was $22,747.  We valued and recorded the shares at $22,747.

Mr. Mahoney, one of our directors, is a 50% owner of Slainte, Inc. which owns one of our branch offices, During the years ended June 30, 2008 and 2007, and for the six months ended December 31, 2008, we paid commissions totaling $346,005, $237,710, and $109,325, respectively, under the branch agreement with this branch.

On September 18, 2007, Jeffrey R. Smith advanced $50,000 to us for operating funds.  No promissory note was issued for this advance and no interest was incurred.  On October 29, 2007, Mr. Smith converted the amount of this advance into 25,000 shares of common stock issued at the closing price of the stock on the date of the advance which was $2.00 per share.

On November 27, 2007, the board of directors approved an offer from two of our directors, Jeffrey R. Smith and Ron Hanna, to periodically purchase shares of common stock at the closing price of the stock, as recorded by the Pink Sheets, on the date the funds are received in order to provide operating funds for the company.  During the year ended June 30, 2008, we sold an aggregate of 31,495 shares to Mr. Smith for a total of $70,000 as follows;  21,739 shares at $2.30 per share for proceeds of $50,000 and 9,756 shares at $2.05 per share for proceeds of $20,000.  No shares have been sold to Mr. Hanna under this arrangement.

In March 2008 we retained James E. Kunko as our CFO.  He is a full-time employee.  We do not have a written employment agreement with Mr. Kunko and he is an at-will employee.  We have agreed to pay him an annual salary of $64,000.  As a performance bonus we issued him 5,000 shares of our common stock valued at $2,750 in September 2008 and have agreed to issue him another 5,000 shares upon review by management of his performance after his initial 12 months.   For the year ended June 30, 2008, we paid him total salary of $20,000.  For the six months ended December 31, 2008, we paid him total salary of $32,000.

Indemnification

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article VI of our Bylaws provides that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the sale of the shares in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our articles of incorporation also provide that no director or officer will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer.  However, a director or officer will be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment unlawful distributions.  Notwithstanding anything contained in the Articles of Incorporation to the contrary, the personal liability of our directors or officers is eliminated to the fullest extent permitted by the applicable provisions of Nevada law.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company and its subsidiaries for the years ended June 30, 2008 and 2007:

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Stock Awards $	All Other Compensation ($)		Total
Jeffrey R.	2008	$90,000	0	$23,141	(1)	$113,141
Smith, CEO	2007	$91,500	0	$17,314	(2)	$108,814
Kurt Gass,	2008	$53,125	$20,283	$113,942	(4)	$187,350
CFO(3)	2007	$74,875	$22,582	$18,932	(5)	$116,389
(1)         This amount consists of compensation for health insurance premiums of $19,141 for Mr. Smith and his family and car lease payments of $4,000.
(2)         This amount consists of compensation for health insurance premiums of $15,314 for Mr. Smith and his family and car lease payments of $2,000.

(3)         Mr. Gass served as our CFO from August 2006 to March 1, 2008, and has been a director since 2006.  Mr. Gass received salary as CFO for 2008 until March 1, 2008.   He also acquired the Roswell branch office on March 1, 2008.
(4)         This amount consists of compensation for health insurance premiums of $14,932for Mr. Gass and his family, life insurance premiums of $4,680, and commissions for the Roswell branch office of $94,330.
(5)         This amount consists of compensation for health insurance premiums of $15,656for Mr. Gass and his family and life insurance premiums of $3,276.

We do not have employment agreements with any of our executive officers.  We have agreed to pay an annual base salary of $90,000 to Mr. Smith.  Mr. Smith has agreed to defer or forgive some or all of the salary if we do not have the available cash to pay the salary.  For the years ended June 30, 2008 and 2007, Mr. Smith did not defer or forgive any of his salary.  We have also agreed to pay health insurance premiums for him and his family.

Equity Awards

None of the named executive officers above held any unexercised options, stock that had not vested, or equity incentive plan awards as of the end of our last competed fiscal year on June 30, 2008.

On January 30, 2002, the Board of Directors and the shareholders adopted the 2002 Stock Option/Stock Issuance Plan.  The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The plan is administered by the Board of Directors.  The persons eligible to participate in the plan are as follows:  (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries.  Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until January 31, 2010, whichever is earlier.  The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors, excluding the named executive officers set forth in the Summary Compensation Table above, for the last fiscal year ended June 30, 2008:

DIRECTOR COMPENSATION

Name	Stock Awards $		All Other Compensation $		Total $
Ron Hanna	0		0		0
Douglas F. Smith	$11,000		0		$11,000
Deborah E. Erickson	$53,120	(1)	$60,000	(1)	$113,120
Thomas Mahoney(2)	$28,039	(3)	$173,002	(3)	$201,041
(1)          Ms. Erickson receives compensation from us pursuant to an agreement to provide support to us and our branch offices with employee matters, business advice, and speaking engagements to promote our company and the branches.  She also assists with our annual conference.  Through April 1, 2008, her annual compensation was $90,000 payable $60,000 in cash and $30,000 in shares of our common stock.  Effective April 1, 2008, we reduced the annual compensation to $60,000 payable all in cash. We are in the process of negotiating a new compensation agreement with her.  In addition, Ms. Erickson received 5,000 shares during the year as director compensation for services performed in the prior year.
(2)          Mr. Mahoney resigned as a director on August 31, 2008.
(3)          Except for 5,000 shares received for director services, the stock and other compensation paid to Mr. Mahoney represent one-half of the commissions paid by us to the branch office owned by an entity of which Mr. Mahoney owns one-half.    Mr. Mahoney received 5,000 shares during the year as director compensation for services performed in the prior year.

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  The board has not adopted a compensation policy for directors but did adopt a policy not to grant any compensation to directors for the years ended June 30, 2008 and 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of April 13, 2009, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Jeffrey R. Smith 1112 N. Main St. Roswell, NM 88201	3,772,724	(2)	29.22%

Ron Hanna 1112 N. Main St. Roswell, NM 88201	1,931,218	(3)	14.96%

Kurt Gass 1112 N. Main St. Roswell, NM 88201	169,057	(4)	1.31%

Douglas F. Smith 2720 Vicksburg St. Bartlesville, OK 74006	35,100	(5)	*

Deborah E. Erickson 13301 Pine Forest Pl. NE Albuquerque, NM 87111	115,800	(6)	*

James E. Kunko 1112 N. Main Roswell, NM 88201	5,000		*

Executive Officers and Directors as a Group (6 Persons)	6,028,899		46.69%

Cindy Smith 1512 Latigo Circle Roswell, NM 88201	2,050,000	(7)	15.9%

* Less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate.  Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of April 13, 2009, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  At April 13, 2009, we had 12,912,367 shares outstanding.
(2) Includes 70,000 shares owned by companies controlled by Mr. Smith and 2,050,000 shares owned by Cindy Smith, his wife, 100,000 held in the names of his children, and 36,200 held in a brokerage account.
(3) Includes 15,000 shares held by a company owned by Mr. Hanna and 204,550 held in a brokerage account,.
(4) Includes 27,020 shares owned by a company controlled by Mr. Gass and 5,000 shares held in a brokerage account.
(5) Includes 10,000 shares held in the names of his minor children.
(6) Includes 9,500 shares held in a brokerage account.
(7) Beneficial ownership of these shares is shared with her husband, Jeffrey R. Smith.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.  None of the selling stockholders is a registered broker-dealer.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Beneficial Ownership Before Offering	Percentage of Common Stock Owned Before Offering(1)	Amount to be offered for the security holder’s account		Percentage of Common Stock Owned After Offering(1)
Bill Armstrong	40,000	*	40,000	(3)	0
Brice Consultant, Inc.	100,000	*	100,000	(5)	0
Bryon Bridges	200,000	1.53%	100,000	(5)	*
Bettianne Bowen Trust	40,000	*	40,000	(3)	0
Family Finance LLC	50,000	*	50,000	(5)	0
Bart Fischer	130,000	*	40,000	(3)	*
Perry Gipson	21,600	*	21,600	(5)	0
Hinkle Living Trust	40,000	*	40,000	(3)	0
Jim Hughes	100,000	*	100,000	(5)	0
Harold Keller	100,000	*	100,000	(5)	0
Bobby L. Maes	80,000	*	80,000	(4)	0
Joel H. Marr	150,000	1.15%	100,000	(5)	*
Nick Morris	150,000	1.15%	100,000	(5)	*
Frank Otey III	250,000	1.91%	50,000	(5)	1.53%
Angela Ross	1,500	*	1,500	(2)	0
Bob Story	151,000	1.15%	70,000	(5)	*
TOTAL			1,033,100
* Less than 1%
(1) Based upon 12,912,367 shares outstanding at April 13, 2009.
(2)Ms. Ross is employed as a legal assistant for Ronald N. Vance, outside counsel to our company.  Ms. Ross received these shares in 1998 for prior services rendered to the company.
(3) These shares were purchased from our company in a non-public offering conducted from May through December 2006.
(4) Of the total shares being offered for sale by this selling shareholder, 40,000 were purchased from the company in a non-public offering conducted from May through December 2006.  The remaining 40,000 shares were purchased in a private transaction from an existing shareholder.
(5) These shares were purchased in a private transaction from an existing shareholder.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share.  All common shares are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights.  Special meetings of the shareholders may be called by the Chairman, the Board of Directors, President, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.  Holders of shares of common stock are entitled to one vote at any meeting of the shareholders for each share of common stock they own as of the record date fixed by the Board of Directors.  At any meeting of shareholders, a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum.  A vote of the majority of the shares of common stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of common stock outstanding.  Holders of common shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.  There are no conversion, sinking fund, redemption, preemptive or other subscription rights or privileges with respect to any shares.

Directors are elected by a plurality of votes, which means that the persons receiving the greatest number of votes as directors for the number of directors to be elected at the meeting shall be elected to serve as directors, whether or not the number of votes cast represents a majority of the votes present at the meeting.  Our shares do not have cumulative voting rights, which would permit a shareholder to multiply the number of shares he owns by the number of directors to be elected and to distribute those votes among the candidates in an manner he wishes.

All shares of common stock now outstanding are fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

PLAN OF DISTRIBUTION

 We are registering outstanding shares of our common stock to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus.  We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part for a period one year from the original filing date of the registration statement.  We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock.  We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling shareholders will set a price of $1.85 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  To the knowledge of management, no selling shareholder has taken, or plans to take, a short position in our stock prior to the effectiveness of the registration statement of which this prospectus is a part.  The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the registration rights agreements between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.  If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares once our common stock is quoted on the OTC Bulletin Board.  Sales of the shares may have an adverse effect on the market price of the common stock. Each of the selling stockholders has agreed that for a period of one year from the effective date of the registration statement of which this prospectus is a part, he or she will not publicly sell during any five-day trading period any of the shares registered for such. person herein which are in excess of 10% of the average daily volume of our common stock as reported by the principal quotation service for the stock, Nevertheless, we may increase or decrease, but not below 10%, the amount of shares which may be sold by each selling stockholder and we may impose reporting obligations on. the sale of the registered shares by the broker selling the shares for the selling stockholder. We may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of the one-year restrictive period.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, South Jordan, Utah.  Mr. Vance beneficially owns 34,400 shares of our common stock.  He received 6,400 of these shares in lieu of cash for services performed in connection with the preparation of the registration statement of which this prospectus is a part.  He has also agreed to take a portion of his remaining fees in connection with the registration statement in shares of common stock of the company.

EXPERTS

Our financial statements for the years ended June 30, 2008 and  2007, appearing in this prospectus which is part of a registration statement have been audited by Accounting & Consulting Group, LLP, and are included in reliance upon such reports given upon the authority of Accounting & Consulting Group, LLP, as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, (SEC File No. 333-151807) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statements.  This prospectus constitutes the prospectus of PSM Holdings, Inc., filed as part of the registration statements, and it does not contain all information in the registration statements, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports, proxy statements and other documents with the SEC.  We do not presently intend to voluntarily furnish you with a copy of our annual report.  You may read and copy any materials we file with the Securities and Exchange Commission at the public reference room of the Commission at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

[OUTSIDE BACK COVER]

PSM Holdings, Inc.
[A Nevada Corporation]

1,033,100 Shares

Common Stock

PROSPECTUS

PSM HOLDINGS, INC.

1112 N. Main Street
Roswell, New Mexico 88201

Telephone (575) 622-5113

_______________, 2009

Until                            , 2009, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PSM HOLDINGS, INC. and
SUBSIDIARY

FINANCIAL REPORT

DECEMBER 31, 2008 AND 2007

PSM HOLDINGS, INC.
AND SUBSIDIARY
BALANCE SHEETS
DECEMBER 31, 2008 and 2007

	2008	2007
ASSETS
Current Assets
Cash	$48,196	$9,077
Accounts receivable	64,820	45,311

Total current assets	113,016	54,388

Marketable securities (Note 4)	40,361	67,368

Property and equipment (Note 2)	32,933	36,831

Loan and notes receivable (Note 6)	91,478	166,219

NWBO License, net of accumulated amortization, 2008, $159,754 and 2007, $100,825 (Note 10)	665,245	724,174

Total Assets	$943,033	$1,048,980

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$111,510	$89,803
Payroll taxes payable	5,641	12,839

Total current liabilities	117,151	102,642

Long-term Liabilities
Due to a related party (Note 6)	100,000	-

Total long-term liabilities	100,000	-

Deferred income taxes (Note 7)	-	-

Total Liabilities	217,151	102,642

Stockholders' Equity

Common stock, 100,000,000 shares authorized:
$0.001 par value, 12,908,367 and 12,893,367 shares issued and outstanding, in 2008 and 2007, respectively (Note 8)	12,908	12,893
Preferred stock, 10,000,000 shares authorized:
$0.001 par value, no shares issued and outstanding	-	-
Treasury stock, at cost (shares held: 21,600)	(22,747)	-
Additional paid-in-capital	3,390,748	3,223,763
Retained earnings	(2,635,842)	(2,300,888)
Accumulated other comprehensive income, net of deferred tax	(19,185)	10,570

Total stockholders' equity	725,882	946,338

Total Liabilities and Stockholders' Equity	$943,033	$1,048,980

The accompanying notes are an integral part of these financial statements

1

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
SIX MONTHS ENDED DECEMBER 31, 2008 and 2007

	2008	2007

Revenues	$1,624,185	$1,273,060

Operating expenses
Commissions	1,351,009	873,872
Advertising	3,920	16,856
Appraisal	600	5,970
Auto	2,385	6,174
Bank charge	1,159	4,016
Branch development	24,203	37,112
Charity	320	1,788
Consulting	60,398	22,915
Convention costs	3,922	42,682
Copier-computer maintenance	591	2,899
Depreciation and amortization	34,747	37,139
Dues and subscriptions	4,722	5,020
Entertainment and meals	2,849	1,503
Fees and other expenses	1,030	38,664
Freight	3,869	5,648
HUD fee	900	900
Insurance	8,073	25,349
Interest expense	3,876	2,005
Internet-webpage	7,387	-
Office	3,547	18,473
Professional and legal fees	77,070	58,176
Rent	22,947	35,982
Repairs	104	-
Taxes and licenses	29,371	26,621
Telephone	9,627	9,347
Training	943	592
Travel	10,022	12,776
Wages	158,130	260,339
Total expenses	1,827,721	1,552,818

Net operating (loss)	(203,536)	(279,758)

Other income and expense
Interest and dividends	5,153	9,441
Realized gain on sale of securities	473	2,492
Miscellaneous income	11,750	7,479

Net loss before income taxes	(186,160)	(260,346)

Income tax benefit (expense) (Note 7)	-	-

Net Loss	$(186,160)	$(260,346)

Loss per common share (Note 11)	$(0.01)	$(0.02)

The accompanying notes are an integral part of these financial statements

2

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:

Net loss	$(186,160)	$(260,346)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	34,747	37,139
Gain on sales of marketable securities	(473)	(2,492)
Share based payment awards	12,300	-
Changes in assets and liabilities:
(Increase) decrease in:
Decrease (increase) in accounts receivable	10,476	(15,747)
(Increase) in accrued interest receivable	(90)	(1,646)
(Decrease) increase in:
Increase (decrease) in accounts payable	2,903	(12,216)
Increase (decrease) in accrued liabilities	(3,074)	1,724
Decrease in bank overdraft	(4,792)	-

Net cash used by operating activities	(134,163)	(253,584)

Cash flows from investing activities:

Purchase of property and equipment	(2,680)	(1,100)
Payments from loans and notes receivable	8,963	10,792
Proceeds from the sale of marketable securities	23,088	8,844
Purchase of marketable securities	(23,881)	(8,318)

Net cash provided by investing activities	5,490	10,218

Cash flows from financing activities:

Proceeds from issuing equity instruments	-	120,000
Capital contribution	145,000	-
Loan from related party	20,000	-

Net cash provided by financing activities	165,000	120,000

Net increase (decrease) in cash	36,327	(123,366)

Cash at beginning of period	11,869	132,443

Cash at end of period	$48,196	$9,077

The accompanying notes are an integral part of these financial statements

3

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
SIX MONTHS ENDED DECEMBER 31, 2008 and 2007

	Shares Issued	Common Stock	Treasury Stock	Additional Paid- in-Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance June 30, 2007	12,836,872	$12,837	$-	$3,103,819	$(2,040,542)	$14,940	$1,091,054

Stock sold under stock purchase plan	56,495	56	-	119,944	-	-	120,000

Other comprehensive income Unrealized loss on marketable securities, net of income tax	-	-	-	-	-	(4,370)	(4,370)

Net loss for six months December 31, 2007	-	-	-	-	(260,346)	-	(260,346)

Comprehensive loss December 31, 2007	-	-	-	-	-	-	(264,716)

Balance December 31, 2007	12,893,367	$12,893	$-	$3,223,763	$(2,300,888)	$10,570	$946,338

Balance June 30, 2008	12,893,367	$12,893	$(22,747)	$3,233,463	$(2,449,682)	$1,002	$774,929

Stock issued - stock issuance plan (Note 8)	15,000	15	-	12,285	-	-	12,300

Capital Contributions	-	-	-	145,000	-	-	145,000

Other comprehensive income Unrealized loss on marketable securities, net of income tax	-	-	-	-	-	(20,187)	(20,187)

Net loss for six months ended December 31, 2008	-	-	-	-	(186,160)	-	(186,160)

Comprehensive loss December 31, 2008	-	-	-	-	-	-	(206,347)

Balance December 31, 2008	12,908,367	$12,908	$(22,747)	$3,390,748	$(2,635,842)	$(19,185)	$725,882

The accompanying notes are an integral part of these financial statements

4

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background
The Company incorporated under the laws of the State of Utah on March 12, 1987, as Durban Enterprises, Inc. The Company was organized to engage in any lawful activity for which corporations may be organized, and primarily to acquire investments of all natures and types, to form and support other corporations.  The Company had not engaged in any activities that have produced significant revenues, until it acquired the shares of its subsidiary PrimeSource Mortgage, Inc.

On July 19, 2001, Durban Enterprises, Inc., created a wholly owned subsidiary called Durban Holdings, Inc., a Nevada corporation, to facilitate changing the domicile of the Company to Nevada.  On August 17, 2001, Durban Enterprises, Inc. merged with and into Durban Holdings, Inc., leaving the Nevada Corporation as the survivor.  The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

On May 18, 2005, Durban Holdings, Inc. completed the acquisition of all of the outstanding stock of PrimeSource Mortgage, Inc., a Texas corporation, by a stock for stock exchange in which the stockholders of PrimeSource Mortgage, Inc. received 10,250,000 shares, or approximately 92% of the outstanding stock of the Company.  Following the acquisition, effective May 18, 2005, the name of the parent “Durban Holdings, Inc.”, was changed to “PSM Holdings, Inc.”  For reporting purposes, the acquisition was treated as an acquisition of the Company by PrimeSource Mortgage, Inc. (reverse acquisition) and a recapitalization of PrimeSource Mortgage, Inc. The historical financial statements prior to May 18, 2005, are those of PrimeSource Mortgage, Inc. Goodwill was not recognized from the transaction.

The Company’s common stock is currently quoted on the Pink Sheets under the symbol “PSMH.”

Business Activity
PrimeSource Mortgage, Inc., the wholly owned subsidiary of PSM Holdings, Inc. was incorporated February 15, 1991 under the laws of the State of Texas.  The Company became a wholly owned subsidiary of PSM Holdings, Inc., a Nevada corporation, on May 18, 2005.  PrimeSource Mortgage, Inc. acts as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and solicits and receives applications for secured or unsecured loans.  PrimeSource Mortgage, Inc. establishes Independent Network Office Agreements with originators who act as an independent contractor to originate mortgage applications for submission to lenders under the terms and conditions provided in the Network Office Agreement.  PrimeSource Mortgage, Inc. pays the originators commissions and fees based on a split schedule accepted and agreed to by PrimeSource Mortgage, Inc., the respective lenders and the originators.  PrimeSource Mortgage, Inc. will then return to the originator a percentage of the commission and fee split in stock awards.  The Network Office Agreements are effective for a period of 30 days, and are automatically extended for 30 day periods until they are cancelled.  The Company does not extend credit to its customers.  The Company primarily operates and is licensed in the following 21 states: Alaska, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Iowa, Kansas, Louisiana, Missouri, Montana, Nebraska, New Mexico, Oklahoma, South Dakota, Tennessee, Texas, Washington, and Wyoming.

Significant Accounting Policies
The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are the representation of PSM Holdings, Inc.’s management who is responsible for their integrity and objectivity.  The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP).  The Financial Accounting Standards Board (FASB) is the accepted standard-setting body for establishing accounting and financial reporting principles.

Principles of Consolidation
The consolidated financial statements include the accounts of PSM Holdings, Inc. and its wholly owned subsidiary PrimeSource Mortgage, Inc.  All material intercompany transactions have been eliminated in consolidation.

5

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Accordingly, actual results could differ from those estimates.  Significant estimates include the value of other non-current assets, estimated depreciable lives of property, plant and equipment, estimated valuation of deferred tax assets due to net operating loss carryforwards and estimates of uncollectible amounts of loans and notes receivable.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, cash includes cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less.

Accounts Receivable
Accounts receivable represent commissions earned on closed loans that the Company has not yet received payment.  Accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period-end will be immaterial.

Investments in Marketable Securities
Investments consist of equity securities categorized as available-for-sale which includes securities that are not classified in either the held-to-maturity category or the trading category.  In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the securities are recognized at fair value, with unrealized holding gains and losses included as other comprehensive income, net of any deferred income taxes and reported as a net amount in a separate component of stockholders’ equity until realized.

Property and Equipment
Property and equipment are stated at cost.  Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures and office equipment	5-7 years
Computer equipment	5 years

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.  In addition, there is the deferred tax asset which represents the economic value of various tax carryovers.

Taxes Collected and Remitted to Governmental Authorities
When applicable, the Company collects New Mexico gross receipts taxes from its customers and remits them to the required governmental authorities.  Related revenues are reported net of applicable taxes collected and remitted to governmental authorities.

Advertising
Advertising costs are expensed as incurred.  Advertising expense for the six months ended December 31, 2008 and 2007 was $3,920 and $16,856 respectively.

6

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share Based Payment Plan
Under the 2002 Stock Option/Stock Issuance Plan, the Company can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to the Company by the awardees.  The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance. The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.

Revenue Recognition
The Company’s revenue is derived primarily from revenue earned from the origination of mortgage loans that are funded by third parties.  The Company has a network of independently owned branch offices that originate mortgage loans from which the company receives a percentage of the fees earned by the branch.  The revenue is recognized as earned on the later of the settlement date or the funding date of the loan.  Selling, general, and administrative costs are charged to expense as incurred.

Reclassifications
Certain accounts in the December 31, 2007 compilation have been reclassified for comparative purposes to conform with the presentation in the December 31, 2008 compilation.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2008 and 2007 is summarized as follows:

	2008	2007
Fixtures and equipment	$114,563	$107,642
Accumulated depreciation	(81,630)	(70,811)
Net Property and Equipment	$32,933	$36,831

Depreciation expense for the six months ended December 31, 2008 and 2007 was $5,282 and $7,600, respectively.

NOTE 3 – STATEMENTS OF CASH FLOWS ADDITIONAL DISCLOSURES

Supplemental disclosures and non-cash transactions during the six months ended 2008 and 2007 were as follows:

	2008	2007
Supplemental disclosures
Cash paid for interest	$3,876	$2,005
Non-cash transactions
Non-cash share based payment awards	120,239	65,514
Forgiveness of debt	120,239	65,514

NOTE 4 – INVESTMENTS IN MARKETABLE SECURITIES

Investments are reported at their fair value using market prices quoted as of the end of the year. Cost and fair market value of marketable securities available for sale at December 31, 2008 and 2007, were as follows:

	2008	2007
Cost	$58,423	$56,798
Unrealized gain (loss)	(18,062)	10,570
Fair market value	$40,361	$67,368

7

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 4 – INVESTMENTS IN MARKETABLE SECURITIES (continued)

Changes in unrealized holding gains are reported in other comprehensive income.  Estimated income tax related to unrealized holding gains for the periods ending December 31, 2008 and 2007 was $0.

Proceeds from the sale of securities available for sale during the six months ended December 31, 2008 were $23,088.  Gross realized gains from the sale of securities available for sale and included in earnings were $473.  The cost of securities sold is determined by specific identification.

Proceeds from the sale of securities available for sale during the six months ended December 31, 2007 were $8,844.  Gross realized gains from the sale of securities available for sale and included in earnings were $2,492.  The cost of securities sold is determined by specific identification.

Temporary impairments
The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position at December 31, 2008.

	Less than 12 Months		More than 12 Months		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Marketable Equity Securities	$35,519	$(14,689)	$3,933	$(3,413)	$39,452	$(18,102)

Total	$35,519	$(14,689)	$3,933	$(3,413)	$39,452	$(18,102)

Marketable Equity Securities
The Company’s investments in marketable equity securities consist primarily of investments in common stock of companies engaged in a variety of industries.  The industries and the Company’s investees are susceptible to changes in the U.S. economy and the economies of their customers.  The severity of the impairments in relation to the carrying amounts of the individual investments is consistent with market developments within the various industries.  The Company evaluated the near-term prospects of the issuers in relation to the severity and duration of the impairments.  Based on that evaluation and the Company’s ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, the Company does not consider these investments to be other than temporarily impaired at December 31, 2008.

There were no unrealized losses in the Company’s investments at December 31, 2007.

NOTE 5 – LEASE COMMITMENTS

The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family.  The terms under these lease agreements are that of month-to-month operating leases, and there are no future non-cancelable lease commitments due by the Company.  Total rents paid during the six months ended December 31, 2008 and 2007 were $18,000 and $29,550 respectively.  The company rents various property and equipment under leases and rental agreements with cancellable terms.  Total rents paid under these agreements during the six months ended December 31, 2008 and 2007 were $4,947 and $6,432, respectively.  This included $3,000 and $1,500 paid to a related party during the six months ended December 31, 2008 and 2007 respectively.

8

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family.  This agreement is discussed in Note 5 to the financial statements.

The Company rents a vehicle that is owned by the Company’s president.  The rental is on a month- to-month basis and is cancellable at any time.  Monthly rental payments are $500.  During the six months ended December 31, 2008 and 2007 the Company paid $3,000 and $1,500 respectively under the rental agreement.

The following loans to related parties were outstanding as of December 31, 2008 and 2007:

	Original Loan	Balance due December 31, 2008	Balance due December 31, 2007
Unsecured loan to one of the Company’s
Directors bearing interest at 8.25%
annually, due October, 2009	$20,000	$-	$20,000

Accrued interest due from Director	-	-	2,087

Unsecured loans to NWBO Corporation
(NWBO) bearing interest at 9.25%
annually with no defined
payment terms	167,000	91,080	143,432

Accrued interest due from NWBO	-	398	700

	$187,000	$91,478	$166,219

During the year ended June 30, 2007 the Company loaned $20,000 to a director.  This loan was in violation of Section 402(a) of the Sarbanes-Oxley Act.  The loan and accrued interest was repaid in full during the year ended June 30, 2008.

The Company conducted business with a branch office owned by a director of the Company.  Effective July 1, 2006, PrimeSource Mortgage, Inc. purchased the assets of the Roswell branch in exchange for stock with a fair market value of $33,000 as of the date of purchase.  The assets purchased consisted of various office equipment, furniture and fixtures which have been included in property, plant and equipment.  Effective March 1, 2008 the director reassumed the ownership and operation of the Roswell branch.  For the six months ended December 31, 2008 the commissions paid under the branch agreement were $147,058 which included share based payments of $10,834.

The Company purchases certain services from one of the Company’s directors.  Cash payments for services purchased during the six months ended December 31, 2008 and 2007 included in consulting, training and travel expenses in the statements of income were $30,000 and $31,040 respectively.

9

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

During the six months ended December 31, 2008 the Company’s President contributed capital to the Company.  The following table represents the Company President’s contributions:

Capital contribution	$145,000
Gift of personal stock to branch owners in exchange for services rendered	120,239

Total contributions from President to Company	$265,239

During the period ended December 31, 2007 the Company’s President was issued 56,495 shares of common stock in the amount of $120,000 from the Company.  The Company issued 25,000 shares valued at $2.00 per share, 21,739 shares valued at $2.30 and 9,756 shares valued at $2.05.

The following table represents the Company President’s contributions:

Issuance of common stock to the Company President	$120,000
Non rent of personnel vehicle	1,500
Gift of personal stock to branch owners in exchange for services rendered	65,514

Total contributions from President to Company	$187,014

During the six months ended December 31, 2008 and 2007, the Company’s President committed to make loans to the Company in the form of transfers of his personal stock of the Company to branch owners in exchange for services rendered during the periods.  As part of his commitment, he has agreed to forgive 100% of the resulting loans to the Company.   Transactions under this agreement for the six months ended December 31, 2008 and 2007 were:
	2008	2007
Fair value of stock transferred, recognized as commissions in the six months ended December 31	$120,239	$65,514

Loan amounts forgiven and recognized as forgiveness of debt income in the six months ended December 31	$120,239	$65,514

In January 2008, the Company entered into a revolving line of credit from the Company’s President to the Holding company for up to $100,000.  The term of the note is five years at an adjustable interest rate of the Prime Rate minus .76%.  The balance of the note at December 31, 2008 was $100,000.

10

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 7 – INCOME TAXES

The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at December 31, 2008 and 2007 were as follows:

	2008	2007
Deferred tax assets:

Deferred revenue principally due to accrual for financial reporting purposes	$20,567	$22,530
Deferred revenue due to non deductible expenses and treatment of marketable securities	30,065	17,815
Net operating loss carryforwards	961,873	834,124

Gross deferred tax assets	1,012,505	874,469

Valuation allowance	(1,007,662)	(871,611)

Total	4,843	2,858

Deferred tax liabilities:

Property and equipment, principally due to differences in depreciation	4,843	2,858

Total	4,843	2,858

Net deferred tax asset (liability)	$-	$-

A reconciliation of the statutory U. S. federal rate and effective rates is as follows:

Statutory U. S. federal rate	34.0%
State income taxes-net of federal benefit	5.3

39.3%

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.  The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U. S. Federal income tax rate to income before income taxes.  The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

As of December 31, 2008 the Company has estimated net operating loss carryforwards as follows:  U. S. Federal income tax, expiring 2029 $174,422, expiring 2028, $412,965, expiring 2027, $863,409 and expiring 2026, $996,719 and for state income tax purposes, expiring at various times from five to twenty years, $2,447,515.

11

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 8 – STOCK ISSUANCE

Following is the status of the share based payment plans during the period ended December 31, 2008.

The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.  The fair value of each share granted/issued for services is estimated on the grant/issue date using the Black-Scholes pricing model.

During the period ended December 31, 2008 the Company issued a total of 15,000 shares to an employee, a branch owner and consultants under the 2002 Stock Option/Stock Issuance Plan.

During the six months ended December 31, 2007, the Company issued stock under its stock issuance plans.  The Company issued 56,495 shares of common stock to its president in the amount of $120,000.  The issuance occurred as follows:

					Additional
		Market	Purchase	Common	Paid in
Authorization	Board meeting authorized	Price	Price	Stock	Capital
25,000 shares	October 29, 2007	2.00	$50,000	25	$49,975
21,739 shares	November 27, 2007	2.30	50,000	21	49,979
9,756 shares	November 27, 2007	2.05	20,000	10	19,990

56,495 shares			$120,000	56	$119,944

In the six months ended December 31, 2008 and 2007, there were no options granted under the 2002 Stock Option/Stock Issuance Plan and at December 31, 2008 and 2007, there were no options outstanding under the plan.

NOTE 9 – FAIR VALUE

Available-for-sale marketable securities are carried at their fair values as determined by the quoted market price of the securities on the date of the financial statements.   The fair value of the Company’s other financial instruments approximate their carrying amounts, either because the expected collection or payment period is relatively short or because the terms are similar to market terms.  The carrying amounts and fair values of the Company’s financial instruments at December 31, 2007 are as follows:

	Carrying Amount	Fair Value

Cash and cash equivalents	$9,077	$9,077
Accounts receivable	45,311	45,311
Marketable securities	67,368	67,368
Loan and notes receivable	166,219	166,219
Accounts payable	89,801	89,801
Payroll taxes payable	12,838	12,838

12

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 9 – FAIR VALUE (continued)

The carrying amounts and fair values of the Company’s financial instruments at December 31, 2008 are as follows:

	Carrying Amount	Fair Value

Cash and cash equivalents	$48,196	$48,196
Accounts receivable	64,820	64,820
Marketable securities	40,361	40,361
Loan and notes receivable	91,478	91,478
Accounts payable	111,510	111,510
Payroll taxes payable	5,641	5,641
Due to a related party	100,000	100,000

NOTE 10 – COMMITMENTS

On April 14, 2006, the Company entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“NWBO”), a Texas based company engaged in the business of marketing real property for sale by owners.  In the course of its business, NWBO generates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property. The license agreement permits exclusive use of the database to be used to generate leads for the origination of mortgage applications for submission to PrimeSource Mortgage, Inc.

The initial cost of the license was $150,000 cash, plus the issuance of 150,000 shares of PSM Holdings, Inc. stock in favor of NWBO and its principals, at a fair value for consideration received of $674,999 on the date of issue.  The Company is amortizing the cost of the license over fourteen years, which is the initial five-year period of the agreement, plus three automatic three year renewal terms.  Amortization expense recognized in the six months ended December 31, 2008 and 2007 was $29,464 and $29,540, respectively.  Amortization expense to be recognized in the year ending June 30, 2009 through 2019 is $58,929 and the year ending June 30, 2020 is $46,497.

The agreement between NWBO and the Company calls for the establishment of a National Processing Center for the collection, origination and tracking of the sales lead database.  As agreed to by NWBO and the Company, the National Processing Center has been delayed until a written approval has been obtained between NWBO and a national marketing company.  There are several on-going conversations taking place at this time, but no agreement has been executed.  NWBO continues to provide the platform that produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property for exclusive use by the Company.  Upon completion of a National Processing Center, the Company has also committed to provide year-end bonuses under the license agreement which the parties can elect to take in cash, stock, or any combination of the two.  Bonus cash will be calculated by multiplying the annual net profit of the National Processing Center by the following percentage rates:  15% for the initial five year term of the license agreement, 20% for the first automatic renewal term, 25% for the second automatic renewal term, and 30% for the third automatic renewal term and all subsequent annual renewal terms.  Should the parties elect to take all or part of the bonus in stock, the number of shares awarded will be calculated according to the base value of the shares as defined in the contract.  No accrual has been recorded for the year end bonuses because the National Processing Center has not been established.

Pursuant to the agreement with NWBO, the Company has also committed to pursue obtaining, in good faith and diligently, the appropriate licenses to originate mortgages in all 50 states of the United States of America.

13

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 11 – LOSS PER COMMON SHARE

Loss per common share is computed by dividing net income by the average number of common shares outstanding during the year.  The weighted average number of common shares outstanding during the six months ended December 31, 2008 and 2007 was 12,900,867 and 12,893,361, respectively.

NOTE 12 – INDUSTRY RISK

The Company is currently building on its plan to add additional branches to increase bottom line revenue while continuing its relationship with Nation Wide By Owner (NWBO); however the Company continues to post significant losses through the period ending December 31, 2008.  The development of the national processing center has been temporarily put on hold due to NWBO and a business partner waiting to look at a possible agreement with each other.  NWBO is instrumental in soliciting new branches for the company and that is where management is focusing their current direction.  Should the Company be unsuccessful in acquiring enough branches to achieve profitability, they may be forced to reduce staff to the level necessary to service the remaining branches in the network.

The mortgage industry has recently gone through a significant consolidation with many sub-prime lenders going out of business.  The majority of the lenders in the sub-prime market two years ago are either in bankruptcy proceedings or are no longer in business today.  Foreclosures are up significantly causing a credit tightening, making qualifying for loans more difficult for borrowers.

The U.S. housing market as a whole is undergoing a significant contraction with lenders and investors tightening their credit standards, making it likely that mortgage origination volumes will decrease in the short term.  Because of the Company's long standing practices of dealing primarily with buyers who qualify for loans in the standard market, not funding loans, and forming relationships with quality lenders, management believes the impact of the current industry crisis on the Company, although it cannot be determined with any certainty, will be minimal.

NOTE 13 – WAREHOUSE LINE OF CREDIT

On August 3, 2008 the Company entered into a warehouse line of credit agreement for up to $1,000,000.  The interest rate is 5%.  The line of credit provides short term funding for mortgage loans originated by the branches.  Originated loans can be funded using the line of credit.  The line of credit will then be repaid within 3 to 5 days, when the loan is sold.  The company does not intend to hold and service the loans.  The line of credit is used strictly to fund mortgage loans and not to provide operating funds for the Company.  No amounts are outstanding on the line as of December 31, 2008.

NOTE 14 – NEWLY ADOPTED PRONOUNCEMENTS

FASB Statement No. 157 – Fair Value Measurements - This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  This statement did not have a significant effect on the financial statements of the Company, and the Company will continue to evaluate the effect and adoption in the future.

14

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 14 – NEWLY ADOPTED PRONOUNCEMENTS (continued)

FASB Statement No. 141 (revised 2007)-Business Combinations - This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this Statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The statement is not expected to have a significant effect on the financial statements of the Company.

FASB Statement No. 160 - Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 - This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). The Company plans to adopt this statement prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented.  The statement is not expected to have a significant effect on the financial statements of the Company.

FASB Statement No. 162 – the Hierarchy of Generally Accepted Accounting Principles - This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The Board is responsible for identifying the sources of accounting principles and providing entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. The Board believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the Board concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC’s approval of the Public

15

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
December 31, 2008 and 2007

NOTE 14 – NEWLY ADOPTED PRONOUNCEMENTS (continued)

Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company plans to adopt this statement prospectively as of the beginning of the fiscal year in which this Statement is initially applied.  The statement is not expected to have a significant effect on the financial statements of the Company.

EITF Issue No. 07-1 Accounting for Collaborative Arrangements - The objective of this issue is to define collaborative arrangements and to establish reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. A collaborative arrangement is a contractual arrangement that involves a joint operating activity. These arrangements involve two (or more) parties who are both (a) active participants in the activity and (b) exposed to significant risks and rewards dependent on the commercial success of the activity. Participants in a collaborative arrangement shall report costs incurred and revenue generated from transactions with third parties in each entity’s respective income statement pursuant to the guidance in Issue 99-19. An entity should not apply the equity method of accounting under Opinion 18 to activities of collaborative arrangements. Information related to individually significant collaborative arrangements should be disclosed separately.

This issue shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. This Issue shall be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. The Company plans to adopt this statement prospectively as of the beginning of the fiscal year in which this Statement is initially applied. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The statement is not expected to have a significant effect on the financial statements of the Company.

16

PSM HOLDINGS, INC. and
SUBSIDIARY

FINANCIAL REPORT

June 30, 2008 and 2007

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of PSM Holdings, Inc. and Subsidiary
Roswell, New Mexico

We have audited the accompanying balance sheets of PSM Holdings, Inc., (a Nevada corporation) and Subsidiary as of June 30, 2008 and 2007, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits of the financial statements as described above in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The mortgage industry has recently gone through a significant consolidation with many sub-prime lenders going out of business.  The majority of the lenders in the sub-prime market two years ago are either in bankruptcy proceedings or are no longer in business today.  Foreclosures are up significantly causing a credit tightening, making qualifying for loans more difficult for borrowers.  The U.S. housing market as a whole is undergoing a significant contraction with lenders and investors tightening their credit standards, making it likely that mortgage origination volumes will decrease in the short term.  See Note 12 to the financial statements for more information regarding industry risk.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSM Holdings, Inc. and Subsidiary as of June 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated December 12, 2008 on our consideration of PSM Holdings, Inc. and Subsidiary’s internal control over financial reporting.  The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting.  In accordance with Government Auditing Standards, we have also issued an opinion dated September 28, 2007, on PSM Holdings, Inc. and Subsidiary’s compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program.  Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Accounting & Consulting Group, LLP
Certified Public Accountants

Carlsbad, New Mexico
December 12, 2008
(except for the June 30, 2007 Financial Statements,
for which the date is April 30, 2009)

PSM HOLDINGS, INC.
AND SUBSIDIARY
BALANCE SHEETS
 YEARS ENDED JUNE 30, 2008 and 2007

	2008	2007
ASSETS
Current Assets
Cash	$11,869	$132,443
Accounts receivable	75,296	29,561
Prepaid expenses	-	75

Total current assets	87,165	162,079

Marketable securities (Note 4)	59,282	69,772

Property and equipment (Note 2)	35,535	43,331

Loan and notes receivable (Note 6)	100,351	175,364

NWBO License, net of accumulated amortization, 2008, $130,289 and 2007, $71,360 (Note 10)	694,710	753,639

Total Assets	$977,043	$1,204,185

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$108,607	$102,017
Payroll taxes payable	8,715	11,114
Bank overdraft	4,792	-

Total current liabilities	122,114	113,131

Long-term Liabilities
Due to a related party (Note 6)	80,000	-

Total long-term liabilities	80,000	-

Deferred income taxes (Note 7)	-	-

Total Liabilities	202,114	113,131

Stockholders' Equity
Common stock, 100,000,000 shares authorized:
$0.001 par value, 12,893,367 shares issued and outstanding (Note 8)	12,893	12,837
Preferred stock, 10,000,000 shares authorized:
$0.001 par value, no shares issued and outstanding	-	-
Treasury stock, at cost (shares held: 21,600)	(22,747)	-
Additional paid-in-capital	3,233,463	3,103,819
Retained earnings	(2,449,682)	(2,040,542)
Accumulated other comprehensive income, net of deferred tax	1,002	14,940

Total stockholders' equity	774,929	1,091,054

Total Liabilities and Stockholders' Equity	$977,043	$1,204,185

The accompanying notes are an integral part of these financial statements

1

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

	2008	2007
Revenues	$2,539,234	$2,363,482

Operating expenses
Commissions	1,872,971	2,000,180
Advertising	23,712	28,383
Appraisal	8,751	968
Auto	10,606	3,874
Bad debt expense	1,719	29,500
Bank charge	3,005	2,778
Branch development	55,058	237,320
Charity	1,766	1,350
Consulting	74,841	35,415
Convention costs	77,659	52,483
Copier-computer maintenance	7,044	5,648
Depreciation and amortization	70,941	69,829
Dues and subscriptions	7,359	9,233
Entertainment and meals	3,341	2,450
Freight	8,955	10,876
HUD fee	900	900
Insurance	44,187	25,438
Interest expense	7,937	1,352
Internet-webpage	179	98,516
Fees and other expenses	13,178	14,825
Office	23,633	15,712
Professional and legal fees	75,228	134,426
Rent	39,246	38,234
Repairs	532	674
Taxes and licenses	43,735	35,772
Telephone	16,917	9,775
Training	1,135	95,158
Travel	21,160	45,649
Wages	316,147	267,839
Total expenses	2,831,842	3,274,557
Net operating loss from continuing operations	(292,608)	(911,075)

Other income and expense
Interest and dividends	20,747	17,080
Realized gain on sale of securities	4,335	1,077
Interest in loss of affiliate (Note 6)	-	(4,057)
Miscellaneous income	12,997	9,051
Net loss from continuing operations before income taxes	(254,529)	(887,924)

Income tax benefit (expense) (Note 7)	-	-
Net loss from continuing operations	(254,529)	(887,924)

Discontinued operations
Loss from operations of discontinued component before income taxes	(154,611)	(70,310)

Net Loss	$(409,140)	$(958,234)

Loss per common share (Note 11)	$(0.03)	$(0.07)

The accompanying notes are an integral part of these financial statements

2

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
 YEARS ENDED JUNE 30, 2008 and 2007

	2008	2007
Cash flows from operating activities:

Net loss	$(409,140)	$(958,234)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	72,066	72,382
Gain on sales of marketable securities	(4,335)	(1,077)
Share based payment awards	-	235,858
Bad debt expense	1,719	29,500
Interest in loss of affiliate	-	4,057
Non cash interest income	(1,606)	-
Changes in assets and liabilities:
(Increase) decrease in:
(Increase) decrease in accounts receivable	(47,454)	160,157
Decrease in prepaid expenses	75	42,000
(Increase) in accrued interest receivable	(308)	(1,141)
(Decrease) increase in:
Increase (decrease) in accounts payable	6,590	(180,186)
Increase (decrease) in accrued liabilities	(2,399)	10,540
Increase in bank overdraft	4,792	-

Net cash used by operating activities	(380,000)	(586,144)

Cash flows from investing activities:

Purchase of property and equipment	(5,341)	(2,050)
Loan to related party	-	(216,500)
Payments on loans and notes receivable	54,180	12,777
Proceeds from the sale of marketable securities	17,938	7,983
Purchase of marketable securities	(17,051)	(7,301)

Net cash provided (used) by investing activities	49,726	(205,091)

Cash flows from financing activities:

Repurchase of common shares	-	(15,310)
Proceeds from issuing equity instruments	120,000	900,000
Capital contribution	9,700	-
Loan from related party	80,000	-

Net cash provided by financing activities	209,700	884,690

Net increase (decrease) in cash	(120,574)	93,455

Cash at beginning of period	132,443	38,988

Cash at end of period	$11,869	$132,443

The accompanying notes are an integral part of these financial statements

3

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED JUNE 30, 2008 and 2007

	Shares Issued	Common Stock	Treasury Stock	Additional Paid-in- Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance June 30, 2006	12,388,710	$12,389	$-	$1,950,729	$(1,082,308)	$5,410	$886,220

Stock issued - stock
issuance plans (Note 8)	98,162	98	-	268,760	-	-	268,858

Stock issued - private
offering (Note 8)	360,000	360	-	899,640	-	-	900,000

Repurchase of common
shares (Note 8)			-	(15,310)	-	-	(15,310)

Voided shares (Note 8)	(10,000)	(10)					(10)

Other comprehensive income
Unrealized gain on
marketable securities,
net of income tax	-	-	-	-	-	9,530	9,530

Net loss for year ended
June 30, 2007	-	-	-	-	(958,234)	-	(958,234)

Comprehensive loss
June 30, 2007	-	-	-	-	-	-	(948,704)

Balance June 30, 2007	12,836,872	$12,837	$-	$3,103,819	$(2,040,542)	$14,940	$1,091,054

Stock sold under stock
purchase plan	56,495	56	-	119,944	-	-	120,000

Purchase of treasury stock	-	-	(22,747)		-	-	(22,747)

Capital Contributions	-	-	-	9,700	-	-	9,700

Other comprehensive income
Unrealized loss on
marketable securities,
net of income tax	-	-	-	-	-	(13,938)	(13,938)

Net loss for year ended
June 30, 2008	-	-	-	-	(409,140)	-	(409,140)

Comprehensive loss
June 30, 2008	-	-	-	-	-	-	(423,078)

Balance June 30, 2008	12,893,367	$12,893	(22,747)	$3,233,463	$(2,449,682)	$1,002	$774,929

The accompanying notes are an integral part of these financial statements

4

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2008 and 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background
The Company incorporated under the laws of the State of Utah on March 12, 1987, as Durban Enterprises, Inc. The Company was organized to engage in any lawful activity for which corporations may be organized, and primarily to acquire investments of all natures and types, to form and support other corporations.  The Company had not engaged in any activities that have produced significant revenues, until it acquired the shares of its subsidiary PrimeSource Mortgage, Inc.

On July 19, 2001, Durban Enterprises, Inc., created a wholly owned subsidiary called Durban Holdings, Inc., a Nevada corporation, to facilitate changing the domicile of the Company to Nevada.  On August 17, 2001, Durban Enterprises, Inc. merged with and into Durban Holdings, Inc., leaving the Nevada Corporation as the survivor.  The Company retained the originally authorized 100,000,000 shares at $0.001 par value.

On May 18, 2005, Durban Holdings, Inc. completed the acquisition of all of the outstanding stock of PrimeSource Mortgage, Inc., a Texas corporation, by a stock for stock exchange in which the stockholders of PrimeSource Mortgage, Inc. received 10,250,000 shares, or approximately 92% of the outstanding stock of the Company.  Following the acquisition, effective May 18, 2005, the name of the parent “Durban Holdings, Inc.”, was changed to “PSM Holdings, Inc.”  For reporting purposes, the acquisition was treated as an acquisition of the Company by PrimeSource Mortgage, Inc. (reverse acquisition) and a recapitalization of PrimeSource Mortgage, Inc. The historical financial statements prior to May 18, 2005, are those of PrimeSource Mortgage, Inc. Goodwill was not recognized from the transaction.

The Company’s common stock is currently quoted on the Pink Sheets under the symbol “PSMH.”

Business Activity
PrimeSource Mortgage, Inc., the wholly owned subsidiary of PSM Holdings, Inc. was incorporated February 15, 1991 under the laws of the State of Texas.  The Company became a wholly owned subsidiary of PSM Holdings, Inc., a Nevada corporation, on May 18, 2005.  PrimeSource Mortgage, Inc. acts as an agent or broker for mortgage lenders in real estate mortgage loan transactions, and solicits and receives applications for secured or unsecured loans.  PrimeSource Mortgage, Inc. establishes Independent Network Office Agreements with originators who act as an independent contractor to originate mortgage applications for submission to lenders under the terms and conditions provided in the Network Office Agreement.  PrimeSource Mortgage, Inc. pays the originators commissions and fees based on a split schedule accepted and agreed to by PrimeSource Mortgage, Inc., the respective lenders and the originators.  PrimeSource Mortgage, Inc. will then return to the originator a percentage of the commission and fee split in stock awards.  The Network Office Agreements are effective for a period of 30 days, and are automatically extended for 30 day periods until they are cancelled.  The Company does not extend credit to its customers.  The Company primarily operates and is licensed in the following 21 states: Alaska, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Iowa, Kansas, Louisiana, Missouri, Montana, Nebraska, New Mexico, Oklahoma, South Dakota, Tennessee, Texas, Washington, and Wyoming.

Significant Accounting Policies
The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are the representation of PSM Holdings, Inc.’s management who is responsible for their integrity and objectivity.  The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP).  The Financial Accounting Standards Board (FASB) is the accepted standard-setting body for establishing accounting and financial reporting principles.

Principles of Consolidation
The consolidated financial statements include the accounts of PSM Holdings, Inc. and its wholly owned subsidiary PrimeSource Mortgage, Inc.  All material intercompany transactions have been eliminated in consolidation.

5

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Accordingly, actual results could differ from those estimates.  Significant estimates include the value of other non-current assets, estimated depreciable lives of property, plant and equipment, estimated valuation of deferred tax assets due to net operating loss carryforwards and estimates of uncollectible amounts of loans and notes receivable.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, cash includes cash on hand and cash in checking and savings accounts, and all investment instruments with an original maturity of three months or less.

Accounts Receivable
Accounts receivable represent commissions earned on closed loans that the Company has not yet received payment.  Accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at period-end will be immaterial.

Investments in Marketable Securities
Investments consist of equity securities categorized as available-for-sale which includes securities that are not classified in either the held-to-maturity category or the trading category.  In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the securities are recognized at fair value, with unrealized holding gains and losses included as other comprehensive income, net of any deferred income taxes and reported as a net amount in a separate component of stockholders’ equity until realized.

Property and Equipment
Property and equipment are stated at cost.  Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures and office equipment	5-7 years
Computer equipment	5 years

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.  In addition, there is the deferred tax asset which represents the economic value of various tax carryovers.

Taxes Collected and Remitted to Governmental Authorities
When applicable, the Company collects New Mexico gross receipts taxes from its customers and remits them to the required governmental authorities.  Related revenues are reported net of applicable taxes collected and remitted to governmental authorities.

Advertising
Advertising costs are expensed as incurred.  Advertising expense for the years ended June 30, 2008 and 2007 was $23,712 and $28,383 respectively.  Additional advertising expense included in discontinued operations for the years ended June 30, 2008 and 2007 was $5,844 and $16,920 respectively.

6

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2008 and 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share Based Payment Plan
Under the 2002 Stock Option/Stock Issuance Plan, the Company can grant stock or options to employees, related parties, and unrelated contractors in connection with the performance of services provided to the Company by the awardees.  The Branch Owner Stock Program provides for issuance of stock to branch owners for outstanding performance. The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.

Revenue Recognition
The Company’s revenue is derived primarily from revenue earned from the origination of mortgage loans that are funded by third parties.  The Company has a network of independently owned branch offices that originate mortgage loans from which the company receives a percentage of the fees earned by the branch.  The revenue is recognized as earned on the later of the settlement date or the funding date of the loan.  Selling, general, and administrative costs are charged to expense as incurred.

NOTE 2 – PROPERTY AND EQUIPMENT
Property and equipment as of June 30, 2008 and 2007 is summarized as follows:

	2008	2007
Fixtures and equipment	$111,883	$106,542
Accumulated depreciation	(76,348)	(63,211)
Net Property and Equipment	$35,535	$43,331

Depreciation expense for the year ended June 30, 2008 and 2007 was $13,137 and $13,453, respectively.

NOTE 3 – STATEMENTS OF CASH FLOWS ADDITIONAL DISCLOSURES

Non-cash transactions during the years ended June 30, 2008 and 2007 were as follows:

	2008	2007
Cash paid for interest	$7,937	$1,373
Non-cash share based payment awards	294,377	-
Forgiveness of debt	294,377	-

Non-cash investing and financing activities during the years ended June 30, 2008 and 2007 were as follows:

	2008	2007
Purchase of fixed assets:
Exchange of stock for purchase of assets of the
Roswell branch (Note 6 and Note 8)	$-	$33,000
Loan repayment from related party in exchange for stock included
in Treasury Stock on the Balance Sheet	22,747	-

7

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

NOTE 4 – INVESTMENTS IN MARKETABLE SECURITIES

Investments are reported at their fair value using market prices quoted as of the end of the year. Cost and fair market value of marketable securities available for sale at June 30, 2008 and 2007, were as follows:

	2008	2007
Cost	$57,157	$53,708
Unrealized gain	2,125	16,064
Fair market value	$59,282	$69,772

Changes in unrealized holding gains are reported in other comprehensive income.  Estimated income tax related to unrealized holding gains for the periods ending June 30, 2008 and 2007 was $0.

Proceeds from the sale of securities available for sale during the year ended June 30, 2008 were $17,938.  Gross realized gains from the sale of securities available for sale and included in earnings was $4,335.  The cost of securities sold is determined by specific identification.

Proceeds from the sale of securities available for sale during the year ended June 30, 2007 were $7,983.  Gross realized gains from the sale of securities available for sale and included in earnings was $1,077.  The cost of securities sold is determined by specific identification.

Temporary impairments
The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position at June 30, 2008.

	Less than 12 Months		More than 12 Months				Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value		Unrealized Losses		Fair Value	Unrealized Losses
Marketable Equity Securities	$19,909	$(3,874)		$-		$-	$19,909	$(3,874)

Total	$19,909	$(3,874)	$		$		$19,909	$(3,874)

Marketable Equity Securities
The Company’s investments in marketable equity securities consist primarily of investments in common stock of companies engaged in a variety of industries.  The industries and the Company’s investees are susceptible to changes in the U.S. economy and the economies of their customers.  The severity of the impairments in relation to the carrying amounts of the individual investments is consistent with market developments within the various industries.  The Company evaluated the near-term prospects of the issuers in relation to the severity and duration of the impairments.  Based on that evaluation and the Company’s ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, the Company does not consider these investments to be other than temporarily impaired at June 30, 2008.

NOTE 5 – LEASE COMMITMENTS
The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family.  The terms under these lease agreements are that of month-to-month operating leases, and there are no future non-cancelable lease commitments due by the Company.  Total rents paid during the years ended June 30, 2008 and 2007 were $52,250 and $40,500 respectively.  The company rents various property and equipment under leases and rental agreements with cancellable terms.  Total rents paid under these agreements during the year ended June 30, 2008 and 2007 were $7,148 and $5,359, respectively.  This included $4,000 and $2,000 paid to a related party during the years ended June 30, 2008 and 2007 respectively.

8

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2008 and 2007

NOTE 6 – RELATED PARTY TRANSACTIONS
The Company leases office space in a building that is 100% owned by an LLC whose members are the Company’s president and his immediate family.  This agreement is discussed in Note 5 to the financial statements

The Company rents a vehicle that is owned by the Company’s president.  The rental is on a month- to-month basis and is cancellable at any time.  Monthly rental payments are $500.  During the years ended June 30, 2008 and 2007 the Company paid $4,000 and $2,000 respectively under the rental agreement.

During the year ended June 30, 2008, the Company made the following loans to related parties:

	Original Loan	Balance due June 30, 2008	Balance due June 30, 2007
Unsecured loan to one of the Company’s Directors bearing interest at 8.25% annually due October, 2009	$20,000	$-	$20,000

Accrued interest due from Director	-	-	1,141

Unsecured loan to a former employee of the Company bearing interest at 0% annually with no defined payment terms	29,500	-	29,500

Unsecured loans to NWBO Corporation (NWBO) bearing interest at 9.25% annually with no defined payment terms	167,000	100,043	154,223

Accrued interest due from NWBO	-	308	-
	216,500	100,351	204,864

Less allowance for uncollectible amounts	-	-	29,500

	$216,500	$100,351	$175,364

During the year ended June 30, 2007 the company loaned $20,000 to a director.  This loan was in violation of section 402(a) of the Sarbanes-Oxley Act.  The loan and accrued interest was repaid with company stock during the year ended June 30, 2008.  The stock is held by the company as treasury stock.

The Company conducted business with a branch office owned by a director of the company.  Effective July 1, 2006, PrimeSource Mortgage, Inc. purchased the assets of the Roswell branch in exchange for stock with a fair market value of $33,000 as of the date of purchase.  The assets purchased consisted of various office equipment, furniture and fixtures which have been included in property, plant and equipment.  Effective March 1, 2008 the director reassumed the ownership and operation of the Roswell branch.  For the year ended June 30, 2008 the commissions paid under the branch agreement were $103,613, which included share based payments of $9,283.

The Company purchases certain services from one of the Company’s directors.  Cash payments for services purchased during the year ended June 30, 2008 and 2007 included in training, travel and consulting expenses in the statements of income were $59,415 and $52,614 respectively.  Share based payments, included in training in the statements of income, had a fair market value as of June 30, 2008 and 2007 of $42,120, and $36,525 respectively.

9

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

During the year ended June 30, 2006 the Company became a 30% member of a limited liability partnership, Capital Source Mortgage Company, LLP (Partnership) that operated a branch location under an independent network office agreement with PrimeSource Mortgage, Inc.  During the year ended June 30, 2007 the Company contributed no cash to the Partnership.  During the year ended June 30, 2007, the Company dissolved its interest in the partnership with no consideration received.  The remaining carrying amount in the Partnership, $4,057 has been included in interest in loss of affiliate.  The Company is not aware of any additional liabilities related to the Partnership.

During the year ended June 30, 2008 the Company’s President was issued 56,495 shares of common stock in the amount of $120,000 from the Company.  The company issued 25,000 shares valued at $2.00 per share, 21,739 shares valued at $2.30 and 9,756 shares valued at $2.05.  The following table represents the Company’s Presidents contributions:

Issuance of common stock to the Company president	$120,000
Non rent of personnel vehicle	2,000
Gift of personal stock to branch owners in exchange for services rendered	294,377

Total contributions from president to Company	$416,377

During the period ended June 30, 2008, the Company’s President committed to make loans to the Company in the form of transfers of his personal stock of the Company to branch owners in exchange for services rendered during the year ending June 30, 2008.  As part of his commitment, he has agreed to forgive 100% of the resulting loans to the Company.   Transactions under this agreement for the year ended June 30, 2008 were:

Fair value of stock transferred, recognized as commissions in the June 30, 2008 financial statements	$294,377

Loan amounts forgiven and recognized as forgiveness of debt income in the June 30, 2008 financial statements	294,377

During the year ended June 30, 2008, the Company entered into a revolving line of credit from the Company’s President to the Holding company for up to $100,000.  The term of the note is five years at an adjustable interest rate of the Prime Rate minus .76%.  The balance of the note at June 30, 2008 was $80,000.

NOTE 7 – INCOME TAXES
The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at June 30, 2008 and 2007 were as follows:

	2008	2007
Deferred tax assets:

Difference in method of accounting used to report for income tax purposes	$69,766	$52,116
Net operating loss carryforwards	893,326	742,056

Gross deferred tax assets	963,092	794,172

Valuation allowance	(927,541)	(772,093)

Total	35,551	22,079

Deferred tax liabilities:

Difference in method of accounting used to report for income tax purposes	29,591	11,617
Property, plant and equipment	5,125	4,149
Marketable securities	835	6,313

Total	35,551	22,079

Net deferred tax asset (liability)	$-	$-

10

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2008 and 2007

NOTE 7 – INCOME TAXES (Continued)

A reconciliation of the statutory U. S. federal rate and effective rates is as follows:

Statutory U. S. federal rate	34.0%
State income taxes-net of federal benefit	5.3

39.3%

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.  The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U. S. Federal income tax rate to income before income taxes.  The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

The Company has estimated net operating loss carryforwards as follows:  U. S. Federal income tax, expiring 2028, $412,965, expiring 2027, $863,409 and expiring 2026, $996,719 and for state income tax purposes, expiring at various times from five to twenty years, $2,273,093.

NOTE 8 – STOCK ISSUANCE
Following is the status of the share based payment plans during the year ended June 30, 2008.

The Company uses the fair value method pursuant to SFAS 123 – Accounting for Stock Based Compensation to account for employee stock compensation costs and to account for share based payments to non-employees.  The fair value of each share granted/issued for services is estimated on the grant/issue date using the Black-Scholes pricing model.

During the year ended June 30, 2008, the Company issued stock under its stock issuance plans.  The company issued 56,495 shares of common stock to its president in the amount of $120,000.  The issuance occurred as follows:
					Additional
		Market	Purchase	Common	Paid in
Authorization	Board meeting authorized	Price	Price	Stock	Capital
25,000 shares	October 29, 2007	2.00	$50,000	$25	$49,975
21,739 shares	November 27, 2007	2.30	50,000	21	49,979
9,756 shares	November 27, 2007	2.05	20,000	10	19,990

56,495 shares			$120,000	$56	$119,944

11

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

NOTE 8 – STOCK ISSUANCE (continued)

Following is the status of the share based payment plans during the year ended June 30, 2008.

During the period the Company issued a total of 98,162 shares by the end of the period at a weighted average fair value at the grant date of $2.74 per share.

The Company issued 20,000 shares for the purchase of the assets of the Roswell branch (Note 6).

During the period ended June 30, 2008, the Company issued total shares under stock issuance plans as follows:

•       24,167 shares issued under the 2002 Stock Option Stock/Issuance Plan to various employees, board and advisory members, and consultants.

•       53,995 shares issued under the Branch Owner Stock Program.

Compensation to employees, charged to operations was $1,650; compensation to related directors and members of the advisory board for services provided, charged to operations was $36,525; compensation paid to branch managers, charged to operations as commissions was $180,456; and compensation provided to unrelated parties, charged to operations was $17,227.  Stock exchanged for the purchase of equipment, furniture and fixtures, from an officer of the Company charged to property plant and equipment was $33,000 (Note 6).

During the year ended June 30, 2007 the Company issued 360,000 shares for gross proceeds of $900,000, or $2.50 per share.

During the year ended June 30, 2007, Prime Source Mortgage, Inc. purchased 4,000 shares of the issued and outstanding stock from an unrelated party for $15,310.

During the year ended June 30, 2007, 10,000 shares of stock were voided because a contract for services that was never fulfilled.

In the years June 30, 2008 and 2007, there were no options granted under the 2002 Stock Option/Stock Issuance Plan and at June 30, 2008, there were no options outstanding under the plan.

NOTE 9 – FAIR VALUE
Available-for-sale marketable securities are carried at their fair values as determined by the quoted market price of the securities on the date of the financial statements.   The fair value of the Company’s other financial instruments approximate their carrying amounts, either because the expected collection or payment period is relatively short or because the terms are similar to market terms.  The carrying amounts and fair values of the Company’s financial instruments at June 30, 2008 are as follows:

	Carrying Amount	Fair Value

Cash and cash equivalents	$11,869	$7,076
Accounts receivable	75,296	75,296
Marketable securities	59,282	59,282
Loan and notes receivable	100,351	100,351
Accounts payable	108,067	108,067
Payroll taxes payable	8,715	8,715
Bank overdraft	4,792	4,792

12

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2008 and 2007

NOTE 10 – COMMITMENTS

On April 14, 2006, the Company entered into a five-year renewable license agreement with Nationwide By Owner, Inc. (“NWBO”), a Texas based company engaged in the business of marketing real property for sale by owners.  In the course of its business, NWBO generates a proprietary system which produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property. The license agreement permits exclusive use of the database to be used to generate leads for the origination of mortgage applications for submission to PrimeSource Mortgage, Inc.

The initial cost of the license was $150,000 cash, plus the issuance of 150,000 shares of PSM Holdings, Inc. stock in favor of NWBO and its principals, at a fair value for consideration received of $674,999 on the date of issue.  The Company is amortizing the cost of the license over fourteen years, which is the initial five-year period of the agreement, plus three automatic three year renewal terms.  Amortization expense recognized in the current year was $59,004.  Amortization expense to be recognized in the year ending June 30, 2009 through 2019 is $58,929 and the year ending June 30, 2020 is $46,497.

The agreement between NWBO and the Company calls for the establishment of a National Processing Center for the collection, origination and tracking of the sales lead database.  As agreed to by NWBO and the Company, the National Processing Center has been delayed until a written approval has been obtained between NWBO and a national marketing company.  There are several on-going conversations taking place at this time, but no agreement has been executed.  NWBO continues to provide the platform that produces a database of sales leads containing home buyer and home seller information for persons seeking financing on the purchase or refinancing of real property for exclusive use by the Company.  Upon completion of a National Processing Center, the Company has also committed to provide year-end bonuses under the license agreement which the parties can elect to take in cash, stock, or any combination of the two.  Bonus cash will be calculated by multiplying the annual net profit of the National Processing Center by the following percentage rates:  15% for the initial five year term of the license agreement, 20% for the first automatic renewal term, 25% for the second automatic renewal term, and 30% for the third automatic renewal term and all subsequent annual renewal terms.  Should the parties elect to take all or part of the bonus in stock, the number of shares awarded will be calculated according to the base value of the shares as defined in the contract.  No accrual has been recorded for the year end bonuses because the National Processing Center has not been established.

Pursuant to the agreement with NWBO, the Company has also committed to pursue obtaining, in good faith and diligently, the appropriate licenses to originate mortgages in all 50 states of the United States of America.

NOTE 11 – LOSS PER COMMON SHARE
Loss per common share is computed by dividing net income by the average number of common shares outstanding during the year.  The weighted average number of common shares outstanding during the year ended June 30, 2008 was 12,865,119.  Loss per common share from continuing operations for the years ended June 30, 2008 and 2007 was .03 and .07 respectively.   Loss per common share from discontinued operations for the years ended June 30, 2008 and 2007 was .01 and .01 respectively.

NOTE 12 – INDUSTRY RISK

The Company is currently building on its plan to add additional branches to increase bottom line revenue while continuing its relationship with Nation Wide By Owner (NWBO); however the Company continues to post significant losses through the end of its fiscal year ending June 30, 2008.  The development of the national processing center has been temporarily put on hold due to NWBO and a business partner waiting to look at a possible agreement with each other.  NWBO is instrumental in soliciting new branches for the company and that is where management is focusing their current direction.  Should the Company be unsuccessful in acquiring enough branches to achieve profitability, they may be forced to reduce staff to the level necessary to service the remaining branches in the network.

The mortgage industry has recently gone through a significant consolidation with many sub-prime lenders going out of business.  The majority of the lenders in the sub-prime market two years ago are either in bankruptcy proceedings or are no longer in business today.  Foreclosures are up significantly causing a credit tightening, making qualifying for loans more difficult for borrowers.  PrimeSource Mortgage, Inc. is not subject to credit losses because the Company does not fund any of the loans they originate.

13

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

NOTE 12 INDUSTRY RISK (continued)

The U.S. housing market as a whole is undergoing a significant contraction with lenders and investors tightening their credit standards, making it likely that mortgage origination volumes will decrease in the short term.  Because of the Company's long standing practices of dealing primarily with buyers who qualify for loans in the standard market, not funding loans, and forming relationships with quality lenders, management believes the impact of the current industry crisis on the Company, although it cannot be determined with any certainty, will be minimal.

NOTE 13 – DISCONTINUED OPERATIONS

Effective March 1, 2008 the Company discontinued operations of the Roswell mortgage origination branch office as a Company-owned office.   The former CFO of the Company took over those operations solely as his own mortgage origination branch office.  The office is part of the Company’s branch network.  A network branch agreement was signed on March 1, 2008.  The Company operated the branch at a loss during the eight months ended February 29, 2008 and the year ended June 30, 2007 of ($154,611) and ($70,310) respectively.  The amounts are reported as a separate component of income after income from operations.

NOTE 14 – SUBSEQUENT EVENTS

On August 3, 2008 the Company entered into a warehouse line of credit agreement for up to $1,000,000.  The interest rate is 5%.  The line of credit provides short term funding for mortgage loans originated by the branches.  Originated loans can be funded using the line of credit.  The line of credit would then be repaid within 3 to 5 days, when the loan is sold.  The Company does not intend to hold and service the loans.  The line of credit would be used strictly to fund mortgage loans and not to provide operating funds for the Company.

NOTE 15 – NEW ACCOUNTING PRONOUNCEMENTS

The Company has evaluated the possible effects on it financial statements of the following accounting pronouncements:

FASB Statement No. 157 – Fair Value Measurements - This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, and the Company has adopted the statement prospectively.

FASB Statement No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 - This Statement permits entities to choose to measure many financial instruments at fair value.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and the Company adopted the statement other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s as indicated in the statement.  The statement did not have a significant effect on the financial statements of the Company, as the Company does not anticipate any significant impact on assets that would be affected by the provisions.

14

PSM HOLDINGS, INC.
AND SUBSIDIARY
Notes to Financial Statements
June 30, 2008 and 2007

NOTE 15 – NEW ACCOUNTING PRONOUNCEMENTS (continued)

FASB Statement No. 162 – the Hierarchy of Generally Accepted Accounting Principles - This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The Board is responsible for identifying the sources of accounting principles and providing entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. The Board believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the Board concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company plans to adopt this statement prospectively as of the beginning of the fiscal year in which this Statement is initially applied. The statement is not expected to have a significant effect on the financial statements of the Company.

EITF Issue No. 07-1 Accounting for Collaborative Arrangements - The objective of this issue is to define collaborative arrangements and to establish reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. A collaborative arrangement is a contractual arrangement that involves a joint operating activity. These arrangements involve two (or more) parties who are both (a) active participants in the activity and (b) exposed to significant risks and rewards dependent on the commercial success of the activity. Participants in a collaborative arrangement shall report costs incurred and revenue generated from transactions with third parties in each entity’s respective income statement pursuant to the guidance in Issue 99-19. An entity should not apply the equity method of accounting under Opinion 18 to activities of collaborative arrangements. Information related to individually significant collaborative arrangements should be disclosed separately.

This issue shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. This Issue shall be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. The Company plans to adopt this statement prospectively as of the beginning of the fiscal year in which this Statement is initially applied. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The statement is not expected to have a significant effect on the financial statements of the Company.

 FASB Statement No. 141 (revised 2007)-Business Combinations - This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this Statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The statement is not expected to have a significant effect on the financial statements of the Company.

15

PSM HOLDINGS, INC.
AND SUBSIDIARY
STATEMENTS OF INCOME
 YEARS ENDED JUNE 30, 2008 and 2007

NOTE 15 – NEW ACCOUNTING PRONOUNCEMENTS (continued)

FASB Statement No. 160 - Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 - This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). The Company plans to adopt this statement prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented.  The statement is not expected to have a significant effect on the financial statements of the Company.

16

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$107
State filing Fees	$2,500
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$10,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$7,393
Total	$60,000

None of the expenses of the offering will be paid by the selling security holders.

Item 14.  Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article VI of our Bylaws provides that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

In 2002, the company adopted a Stock Option/Stock Issuance Plan.  Since August 2005, we have issued a total of 372,013 shares of common stock, of which 21,000 have been to employees, 55,000 shares to directors and 296,013 shares to consultants.  All of the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701promulgated by the Securities and Exchange Commission.   Each participant in the plan who received the shares was a director or employee of the company, or a consultant who was a natural person who provided bona fide services to the company, which services were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly used to promote or maintain a market for the company’s securities.  No underwriting discounts or commissions were paid in connection with the stock sale.

From August 2005 to June 2006, we distributed or sold at a discount to market common stock to our branch owners as bonuses for past services and as incentives for performance.  We issued a total of 345,236 shares, of which 26,786 shares were sold at a discount to market for $41,244 and the balance of which were issued as incentives for services provided to us.  All of the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  There were a total of eight accredited investors and 23 sophisticated investors as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was provided a private placement memorandum containing information required pursuant to Regulation D.  Each participant was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sales or distributions.

From August 2005 to September 2005, we issued shares of our common stock in exchange for the cancellation of certain loan commission overrides previously granted to six of our branch owners in the aggregate amount of $105,000.  The overrides represented percentage payments to these branch owners for referrals of new branch offices.  We issued a total of 105,000 shares.  All of the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  There was a total of one accredited investor and five sophisticated investors as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was provided a private placement memorandum containing information required pursuant to Regulation D.  Each participant was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

In December 2005, we offered and sold shares of our common stock at a price of $1 per share to certain employees and branch owners and family members.  We sold a total of 322,150 shares for a total of $322,150.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  At the time of the offering, there were a total of five accredited investors and 35 sophisticated investors as defined in Rule 506 of Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was provided access to information similar to the type of information which would be included in a prospectus and was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

In April 2006, we acquired a license from Nationwide By Owner, Inc. to use a database of sales leads.  The purchase price for the license included cash and 150,000 shares.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  There were a total of three accredited investors as defined in Rule 501 of Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

From May 2006 to December 2006, we conducted an offering of our common stock to raise funds for the national processing center pursuant to the agreement with Nationwide By Owner, Inc.  We sold 360,000 shares for a total of $900,000.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  At the time of their investments, there were a total of nine accredited investors as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

In July 2006, we developed a revised commission plan for our branch owners that included providing a portion of their commissions to be paid in common stock on a quarterly basis.  The offering commenced in March 2007.  Commission shares earned and issued for the quarters ended June 30, 2008, were 203,970.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  At the time of earning their commissions, there were a total of ten accredited investors and 22 sophisticated investors as defined Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was provided a private placement memorandum containing information required pursuant to Regulation D.  Each participant was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

Effective July 1, 2006, we issued 20,000 shares of common stock to an entity owned by Kurt Gass, our CFO at the time, for the purchase of the Roswell branch.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  Mr. Gass’s entity was an accredited investor as defined in Regulation D and as CFO of the company had access to the same information as would be included in a prospectus.  He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  Mr. Gass represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  He represented that he was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

On September 18, 2007, Jeffrey R. Smith advanced $50,000 to us for operating funds.  No promissory note was issued for this advance and no interest was incurred.  On October 29, 2007, Mr. Smith converted the amount of this advance into 25,000 shares of common stock issued at the closing price of the stock on the date of the advance which was $2.00 per share.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  Mr. Smith was an accredited investor as defined in Rule 501 of Regulation D and as President of the company had access to the same information as would be included in a prospectus.  He acknowledged his investment intent with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  He had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Mr. Smith was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

On November 27, 2007, the board of directors approved an offer from two of our directors, Jeffrey R. Smith and Ron Hanna, to periodically purchase shares of common stock at the closing price of the stock as reported by the Pink Sheets on the date the funds are received.  During the year ended June 30, 2008, we sold an aggregate of 31,495 shares to Mr. Smith for a total of $70,000 as follows; On or about November 27, 2007, we sold 21,739 shares at $2.30 per share for proceeds of $50,000 and on or about December 5, 2007, we sold 9,756 shares at $2.05 per share for proceeds of $20,000.  No shares were sold to Mr. Hanna.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering.  Mr. Smith was an accredited investor as defined in Rule 501 of Regulation D and as President of the company had access to the same information as would be included in a prospectus.  He acknowledged his investment intent with respect to the shares and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  He had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Mr. Smith was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

Item 16.  Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here-with
3.1	Articles of Incorporation	S-1	333-151807	3.1	6/20/08
3.2	Current Bylaws	S-1	333-151807	3.2	6/20/08
4.1	Form of Common Stock Certificate	S-1	333-151807	4.1	6/20/08
4.2	Form of Registration Rights Agreement dated March 4, 2008	S-1	333-151807	4.2	6/20/08
4.3	Registration Rights Agreement dated July 12, 2002, with Angela Ross	S-1	333-151807	4.3	6/20/08
4.4 & 10.1	2002 Stock Option/Stock Issuance Plan, including grant forms*	S-1	333-151807	4.4 & 10.1	6/20/08
5.1	Opinion re Legality of Shares					X
10.2	License Agreement dated April 14, 2006, with Nationwide, as amended April 14, 2006, and March 1, 2007 (confidential information has been redacted)	S-1	333-151807	10.2	6/20/08
10.3	Office Lease Agreement dated March 1, 2008	S-1	333-151807	10.3	6/20/08
10.4	Promissory Note and Security Agreements dated November 16, 2006 and February 16, 2007 by Nationwide By Owner Inc. for $98,954					X
10.5	Promissory Note dated January 28, 2009, to Jeffrey Smith for the $120,000 revolving line of credit					X
10.6	Description of employment agreement with Deborah E. Erickson*					X
10.7	Warehouse Line of Credit Agreement dated August 4, 2008					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here-with
10.8	Promissory Note dated October 25, 2006, from Deborah E. Erickson for $20,000					X
21.1	List of Subsidiaries	S-1	333-151807	21.1	6/20/08
23.1	Consent of Accounting & Consulting Group, LLP, independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					—
*Management contract, or compensatory plan or arrangement, required to be filed as an exhibit.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

 (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

 (i)           Include any prospectus required by section 10(a)(3) of the Securities Act;

 (ii)           Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or an material change to such information in the registration statement.

 (2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roswell, New Mexico, on May 13, 2009.

PSM Holdings, Inc.

By:	/s/ Jeffrey R. Smith
Jeffrey R. Smith, President (Principal Executive Officer)

By:	/s/ James E. Kunko
James E. Kunko, Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Jeffrey R. Smith	Director & President (Principal	May 13, 2009
Jeffrey R. Smith	Executive Officer

/s/ Ron Hanna	Chairman & Executive Vice-	May 13, 2009
Ron Hanna	President

/s/ Douglas F. Smith	Director	May 13, 2009
Douglas F. Smith

Deborah E. Erickson	Director	May 13, 2009
Deborah E. Erickson

Kurt Gass	Director	May 13, 2009
Kurt Gass

James E. Kunko	CFO (Principal Financial and	May 13, 2009
James E. Kunko	Accounting Officer)